                                                                    Exhibit 10-K

         AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS

To:       Escrow No.
          Escrow Officer:


          THIS AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS ("Agreement") is made and entered into as of the __ day of March, 1999 ("Execution Date") by and between COLLEGE PARK PLAZA ASSOCIATES, INC., an Indiana corporation ("Seller"), and COLLEGE PARK PLAZA, INC., a Delaware corporation ("Buyer").

                               R E C I T A L S:

          A. Seller is the owner of the Real Property located in the City of Indianapolis ("City"), County of Marion ("County"), State of Indiana ("State"), and more particularly described in Exhibit "A" attached hereto.

          B.   The Real Property is improved with the Improvements.

          C. The Real Property and Improvements are herein collectively referred to as the "Project" which is commonly known as "College Park Plaza".

          D. Capitalized terms shall have the meanings set forth in connection with the use of such terms. If no definition is so set forth such capitalized terms shall have the meanings set forth in the Glossary of Terms attached hereto.

          E. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Property.

                                  AGREEMENT:

          NOW THEREFORE, incorporating the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.

          1.   Purchase and Sale.  Seller agrees to sell to Buyer, and Buyer
               -----------------
agrees to purchase from Seller, the Property upon the terms and conditions set forth in this Agreement.

          2.   Purchase Price.  The Purchase Price ("Purchase Price") for the
               --------------
Property shall be Twenty-One Million Six Hundred Thousand and 00/100 Dollars ($21,600,000.00), based upon the Improvements consisting of 180,460 rentable square feet. Seller acknowledges and agrees that if the rentable square footage of the Improvements consists of less than 180,460 rentable square feet (as determined by a remeasurement to be performed by a party selected by Buyer and approved by Seller), then the Purchase Price shall be reduced by the product of
(i)

10, 1999 full installment. Upon receipt of the tax bill for the May 10, 2000 installment, Buyer shall provide Seller with a copy thereof. If the actual tax bill exceeds the amount used for closing proration, Seller shall pay Buyer 65.75% of the difference on the later of May 1, 2000 or ten (10) days after its receipt of the copy of the tax bill. If the actual tax bill is less than the amount used for closing proration, Buyer shall pay 65.75% of the difference to Seller within ten (10) days of its receipt of the actual tax bill.

          3. Buyer and Seller agree that, to the extent Buyer receives payments from the tenants of the Property for installments of real estate taxes paid by Seller or credited to Buyer at closing, such payments shall be paid by Buyer to Seller. As to Bindley Western Industries, Inc. ("Bindley") and J.F. Molloy and Associates, Inc. ("Molloy"), such payment shall be tax payments made by such tenants to Buyer. As to Interactive Intelligence, Inc. ("Interactive") and Wang Laboratories, Inc. ("Wang"), such payments shall be that portion of excess operating expenses paid by such tenants to Buyer equal to the percentage of such portion of excess operating expenses that are attributable to increases in real estate taxes over such amounts payable in 1999. Payments received from Bindley and Molloy shall be paid to Seller within ten (10) days of receipt by Buyer. Payments received from Interactive and Wang shall be made within ten (10) days of the completion of the annual reconciliation of operating expenses for calendar years 1999 or 2000 contemplated by their respective leases. Notwithstanding the foregoing, Buyer shall have the right to pay itself current before paying such amounts to Seller.

          4.   Attached as Exhibit A hereto is a copy of a letter to Seller's
                           ---------
property manager from Molloy concerning its build out allowance. In its estoppel, Molloy has also expressed concern about carpeting in its space. In addition, Seller recognizes that certain punch list items may arise in connection with the Interactive space. Seller recognizes that the resolution of these items is Seller's responsibility, agrees to do so with reasonable diligence and will indemnify, defend and protect Buyer from all claims, demands, actions, losses or costs sustained or incurred by Buyer resulting from these items.

          5. Seller agrees to cause the transfer of the roof warranties attached as Exhibits B and C to Buyer within thirty (30) days of the date hereof
            ----------------
without expense to Buyer.

          6. Seller agrees to deliver to Buyer copies of the general contract for the construction of the Building and the as built plans for the Building and the tenant improvements within thirty (30) days of the date hereof. To the extent such documents are in the possession of Eaton & Lauth Real Estate Services, Inc. ("E&L"), Buyer agrees to direct E&L to provide such documents to Seller within ten (10) days of the date hereof.

          7. Except for those provisions which are inconsistent with this Third Amendment and those terms, covenants and conditions for which performance has heretofore been completed, all other terms, covenants and conditions of the Agreement shall remain in full force and effect. The term "Agreement" where used in the Agreement shall hereinafter refer to the Agreement, as amended by this Third Amendment.

          8. All capitalized terms used but not specifically defined in this Third Amendment shall have the meanings ascribed to such terms in the Agreement.

          9. This Third Amendment shall be binding upon and inure to the benefit of Buyer, Seller, and their respective successors and assigns.

          10. Each party hereto, and their respective successors and assigns shall be authorized to rely upon the signatures of all of the parties hereto on this Third Amendment which are delivered by facsimile as constituting a duly authorized, irrevocable, actual, current delivery of this Third Amendment with original ink signatures of each person and entity; provided, however, that each party hereto that delivers such facsimile signatures to another party hereto, covenants and agrees that it shall deliver an executed original of the same to the party(s) so receiving the previous facsimile signatures within ten (10) days after the delivery of such facsimile signatures.

          11. This Third Amendment may be executed in counterparts, each of which shall be deemed an original part and all of which together shall constitute a single agreement.

          IN WITNESS WHEREOF, Buyer and Seller have executed this Third Amendment as of the date first written above.

BUYER:                                       SELLER:

COLLEGE PARK PLAZA, LLC,                     COLLEGE PARK PLAZA
a Delaware limited liability company         ASSOCIATES, INC., an Indiana
                                             corporation

By: /s/ Lawrence K. Sullivan                 By: /s/ Scott D. Teets,
    --------------------------------             ------------------------------
        Lawrence K. Sullivan,                        Scott D. Teets, Associate
        Vice President                               General Counsel and
                                                     Assistant Secretary


                           ACKNOWLEDGMENT OF RECEIPT

          By signing below, Chicago Title Insurance Company, as Escrow Holder, acknowledges receipt of this Third Amendment.

                                        ESCROW HOLDER:

Dated:  April ____, 1999                CHICAGO TITLE INSURANCE COMPANY

                                        By: _________________________________

                                        Printed: ____________________________

                                        Title: ______________________________
commencement date, and expiration date (including option periods) of each Tenant Lease, (4) the current monthly rental payable under each Tenant Lease (including base rent and any percentage rent or expense reimbursement) and other charges payable by such Tenant, (5) the base year and the amount of expenses incurred during such base year used for calculating each Tenant's cost pass-throughs under such Tenant's Tenant Lease, (6) the amount of all Tenant Deposits, letters of credit, and prepaid rent paid by each Tenant under such Tenant's Tenant Lease, less amounts previously applied or returned to such Tenant, (7) whether such Tenant is entitled to any assigned storage or parking spaces, (8) whether any rents or other charges are in arrears or prepaid and the period to which such arrearages or prepayments relate, (9) any incentives, concessions, abatements, allowances or inducements granted to such Tenant (including any not completed tenant improvement work), and (10) any unpaid leasing commission with respect to such Tenant Lease (including potential obligations in connection with the exercise of any unexercised options to expand or extend, referred to herein as "Option Commissions").

                             (c)   Financial Data for Tenant Leases.  Seller
                                   --------------------------------
shall deliver to Buyer all financial data relating to the Tenants in Seller's possession or reasonably available to Seller and true, correct and complete copies of all existing Tenant Leases, which Tenant Leases shall be identified on the Rent Roll, and copies of all documents, agreements and other writings referenced in or affecting the Tenant Leases.

                             (d)   Service Contracts.  Seller shall deliver to
                                   -----------------
Buyer a list and complete copies of all Service Contracts relating to all or any of the Property.

                             (e)   Operating Statements.  Seller shall deliver
                                   --------------------
to Buyer detailed and complete monthly income and expense statements, year-end financial and monthly operating statements and proposed budgets (collectively, "Operating Statements") for the period from the completion of the Improvements through the Closing Date, all of which shall be certified by an officer of Eaton & Lauth Real Estate Services, Inc. ("E&L"), Seller's property manager as having been prepared in accordance with such manager's customary accounting practice in the ordinary course of business. Seller shall deliver to Buyer all additional Operating Statements prepared in the ordinary course of business, even if prepared after the Closing Date. The Operating Statements shall be in form and content sufficient to allow Buyer to calculate each Tenant's cost pass throughs and to satisfy all requirements under the Tenant Leases with regard to documentation of charges payable by Tenants.

                             (f)   Records and Plans; Warranties.  Seller shall
                                   -----------------------------
deliver to Buyer a list and complete copies of all Records and Plans and Warranties.

                             (g)   Licenses and Permits.  Seller shall deliver
                                   --------------------
to Buyer a list and complete copies of all Licenses and Permits.

                             (h)   Insurance Policies.  Seller shall deliver to
                                   ------------------
Buyer a list and complete copies of all present hazard, rent loss, liability, worker's compensation and other insurance policies, and copies of all claims and settlements of Fifty Thousand Dollars ($50,000.00) or more since the date that the Improvements have been completed.

                             (i)   Utility and Property Tax Bills.  Seller shall
                                   ------------------------------
deliver to Buyer copies of (1) all bills issued for real property taxes and personal property taxes with respect to the Property since Seller's ownership of the same, (2) all notices or documents for any assessments or bonds relating to the Property, and (3) the most recently available utility bills and similar records relating to the Property.

                             (j)   Seismic and Environmental Studies.  Seller
                                   ---------------------------------
shall deliver to Buyer a list and complete copies of all seismic and/or environmental/hazardous material tests, studies, reports or analyses relating to the Property within Seller's possession or control.

                             (k)   Claims.  Seller shall deliver to Buyer a list
                                   ------
of all pending or threatened claims, proceedings or legal actions instituted against Seller and/or the Property.

                             (l)   Seller's Authority.  Seller shall deliver to
                                   ------------------
Buyer copies of all documentation evidencing the formation of Seller and evidence of Seller's authority to enter into the transactions contemplated hereby.

                             (m)   Material Adverse Facts.  Seller shall deliver
                                   ----------------------
to Buyer a written statement from Seller disclosing any material adverse facts known to Seller respecting the Property.

                             (n)   Architectural and Engineering Certifications.
                                   --------------------------------------------
Seller shall deliver to Buyer a list of all architects or engineers employed in connection with any construction of the Improvements or who inspected the Improvements and copies of all certificates from said architects and engineers certifying that the Improvements were constructed in a good and workmanlike manner and in accordance with the final plans and specifications therefore.

                             (o)   Relevant Information.  Upon Buyer's request,
                                   --------------------
Seller shall also make available for Buyer's review any other materials and documents pertaining to the Property that are within Seller's possession or control.

                    6.1.3    Inspections and Studies.  On or before the
                             -----------------------
Contingency Date, Buyer shall have approved the results of any and all inspections, investigations, tests and studies (including, without limitation, investigations with regard to zoning, building codes and other government regulations, architectural inspections, engineering tests, economic feasibility studies and soils, seismic, environmental contamination and geologic reports) with respect to the Project (including all structural and mechanical systems and leased areas) as Buyer may elect to make or obtain. The failure of Buyer to disapprove said results on or prior to the Contingency Date shall be deemed to constitute its approval of the results. The cost of any such inspections, tests and studies shall be borne by Buyer.

                    6.1.4    Tenant Estoppel Certificates.  Buyer shall have
                             ----------------------------
received and approved estoppel certificates ("Tenant Estoppel Certificates") to be dated not more than thirty (30) days prior to the Closing Date, duly executed by Tenants such that Buyer shall have received Tenant Estoppel Certificates from Tenants under Tenant Leases covering One Hundred percent (100%) of the leased space in the Project. The Tenant Estoppel Certificates shall be in the form of, and upon the terms contained in Exhibit "B" attached hereto, with such modifications or additions to any particular Tenant Estoppel Certificate as shall be reasonably requested by Buyer so long as such modifications or additions are for the purpose of confirming certain matters respecting the applicable Tenant Lease; provided, however, if the form of estoppel certificate attached hereto as Exhibit "B" requests information in addition to or materially
                   -----------
different than that required to be provided by the particular Tenant pursuant to that particular Tenant's Lease, this condition will be satisfied for that particular Tenant if such Tenant(s) executes an estoppel certificate in the form required pursuant to its Tenant Lease provided it is otherwise consistent with the applicable Tenant Lease and the Rent Roll and provided further that Seller made a good faith effort to attempt to obtain the signature of the particular Tenant on the approved form attached as Exhibit "B". At least three (3) business days prior to Seller's delivery to Tenants of the unexecuted Tenant Estoppel Certificates, Seller shall deliver such unexecuted Tenant Estoppel Certificates to Buyer for Buyer's review and approval. In the event Buyer does not give Seller telephonic or written notice of any modifications to such Tenant Estoppel Certificates which Buyer desires to be made thereto within such three (3) business day period, Buyer shall be deemed to have approved the forms of such unexecuted Tenant Estoppel Certificates. Seller shall deliver the original executed Tenant Estoppel Certificates to Buyer no later than two (2) business days prior to the Closing Date. In the event Buyer disapproves any Tenant Estoppel Certificate executed by a Tenant, Seller shall use best efforts to cause such Tenant to execute a Tenant Estoppel Certificate which is reasonably satisfactory to Buyer prior to the Closing Date.

                    6.1.5    Moratorium.  At the Closing Date, there shall be no
                             ----------
reclassification, rezoning or other statute, law, judicial or administrative decision, proceeding, ordinance or regulation (including amendments and modifications of any of the foregoing) pending or proposed to be imposed by the Authorities or any public or private utility having jurisdiction over the Project which could adversely affect the acquisition, development, sale or occupancy of the Project.

                    6.1.6    Representations, Warranties and Covenants of
                             --------------------------------------------
Seller. Seller shall have duly performed each and every agreement to be
------
performed by Seller hereunder and Seller's representations, warranties and covenants set forth in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date with the same force and effect as if remade by Seller in a separate certificate at that time.

                    6.1.7    Seller's Deliveries.   Seller shall have delivered
                             -------------------
the items described in Paragraph 6.1, Paragraph 7.1, Paragraph 8 and Paragraph 13.3.9.

                    6.1.8    No Material Changes.  At the Closing Date, there
                             -------------------
shall have been no material adverse changes in the physical or financial condition of any portion of the Property.

                    6.1.9    Title Insurance.  As of the Close of Escrow, the
                             ---------------
Title Company shall have issued or shall have committed to issue the Title Policy to Buyer.

                    6.1.10   Investment Committee.  Buyer's investment committee
                             --------------------
("Committee") shall have approved this Agreement on or before the Contingency Date; provided, however, that the failure of the Committee to consider this Agreement by the Contingency Date shall only constitute the failure of a condition precedent to the Closing for Buyer's benefit, and not a default by Buyer.

          The conditions set forth in this Paragraph 6.1 are solely for the benefit of Buyer and may be waived only by Buyer in writing to Seller. Buyer shall at all times have the right to waive any condition. The waiver by Buyer of any condition shall not relieve Seller of any liability or obligation with respect to any representation, warranty, covenant or agreement of Seller. All approvals or disapprovals given by Buyer under this Paragraph 6.1 shall be in Buyer's sole and absolute discretion and in writing and the failure of Buyer to disapprove any matter requiring its approval or disapproval under this Paragraph
6.1 by the time therefor (which date shall be the Contingency Date with respect to the items set forth in subparagraphs 6.1.1, 6.1.2, 6.1.3 and 6.1.10 above) shall be deemed approval thereof by Buyer. Neither Seller nor Buyer shall act or fail to act for the purpose of permitting or causing any condition to fail (except to the extent Buyer, in its own discretion, exercises its right to disapprove any such items or matters).

               6.2   Conditions Precedent to Seller's Obligations.  The Close of
                     --------------------------------------------
Escrow and Seller's obligations with respect to the transaction contemplated by this Agreement are subject to Buyer's delivery to Escrow Holder on or before the Closing Date, for disbursement as provided herein, of the Purchase Price, and the documents and materials described in Paragraph 7.2.

               6.3   Failure of Conditions to Close of Escrow.  In the event any
                     ----------------------------------------
of the conditions set forth in Paragraph 6.1 or Paragraph 6.2 are not timely satisfied or waived, for a reason other than the default of Buyer or Seller under this Agreement:

                     6.3.1 This Agreement, the Escrow and the rights and obligations of Buyer and Seller shall terminate, except as otherwise provided herein; and

                     6.3.2 Escrow Holder is hereby instructed to promptly return to Seller and Buyer all funds and documents deposited by them, respectively, into Escrow which are held by Escrow Holder on the date of said termination (less, in the case of the party otherwise entitled to such funds, however, the amount of any cancellation charges required to be paid by such party under Paragraph 6.4).

               6.4   Cancellation Fees and Expenses.  In the event the Escrow
                     ------------------------------
terminates because of the nonsatisfaction of any condition precedent for a reason other than the default of Buyer or Seller under this Agreement, the cancellation charges required to be paid by and to Escrow Holder and the Title Company shall be borne one-half (1/2) by Seller and one-half (1/2) to Buyer and all other charges shall be borne by the party incurring same.

          7.   Deliveries to Escrow Holder.
               ---------------------------

               7.1   By Seller.  Seller hereby covenants and agrees to deliver
                     ---------
or cause to be delivered to Escrow Holder on or prior to the Closing Date the following instruments and documents, the delivery of each of which shall be a condition precedent to the Close of Escrow for the benefit of Buyer.

                     7.1.1   Deed.  Seller shall deliver to Escrow Holder a
                             ----
Special Warranty Deed ("Deed"), duly executed and acknowledged in recordable form by Seller, conveying the Project to Buyer subject only to the Approved Title Conditions. The Deed shall be in the form of, and upon the terms contained in, ""C" attached hereto.

                     7.1.2   Assignment of Leases.  Seller shall deliver to
                             --------------------
Escrow Holder an Assignment of Leases ("Tenant Lease Assignment") duly executed by Seller assigning to Buyer all of Seller's right, title and interest in and to all of the Tenant's Leases and Tenant Deposits. The Tenant Lease Assignment shall be in the form, and upon the terms contained in, Exhibit "D" attached hereto.

                    7.1.3    General Assignment and Bill of Sale.  Seller shall
                             -----------------------------------
deliver to Escrow Holder an assignment and bill of sale ("General Assignment"), duly executed by Seller, assigning to Buyer all of Seller's right, title and interest (to the extent assignable) in and to all Service Contracts which have not been disapproved by Buyer, and all Licenses and Permits, Records and Plans, all Personal Property and all Warranties. The General Assignment shall be in the form of, and upon the terms contained in, Exhibit "E" attached hereto.

                    7.1.4    Non-Foreign Certification.  Seller shall deliver to
                             -------------------------
Escrow Holder a certification duly executed by Seller under penalty of perjury in the form of, and upon the terms set forth in, the Transferor's Certification of Non-Foreign Status attached hereto as Exhibit "F" ("FIRPTA Certificate"), setting forth Seller's address and federal tax identification number and certifying that Seller is a "United States Person" and that Seller is not a "foreign person" in accordance with and/or for the purpose of the provisions of Sections 7701 and 1445 (as may be amended) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

                    7.1.5    Bindley Lease.  Seller shall deliver to Escrow
                             -------------
Holder a lease in the form of Exhibit "H" attached hereto (the "Bindley Lease"), duly executed by Bindley Western Industries, Inc., as tenant, together with the duly executed commencement date memorandum and tenant estoppel certificate described therein. Buyer and Seller acknowledge that the attached lease is based on the leased premises consisting of rentable area of 75,948 square feet. In the event the determination of square footage pursuant to Section 2 hereof establishes that the rentable area of the leased premises is less than 75,948 square feet, then the rentable area and building percentage contained in the attached lease will be modified accordingly and the monthly rental installments will be reduced as follows:

                             (a) Commencing on the date hereof through April 30, 2004, the monthly rental installment shall be reduced by the product of (i) $15.80, multiplied by (ii) the amount of rentable square feet by which the rentable area of the Leased Premises is less than 75,948 rentable square feet divided by 12.

                             (b) Commencing May 1, 2004 through April 30, 2009, the monthly rental installment shall be reduced by the product of (i) $18.17, multiplied by (ii) the amount of rentable square feet by which the rentable area of the Leased Premises is less than 75,948 rentable square feet divided by 12.

                             (c) Commencing May 1, 2009 through April 30, 2014, the monthly rental installment shall be reduced by the product of (i) $20.90, multiplied by (ii) the amount of rentable square feet by which the rentable area of the Leased Premises is less than 75,948 rentable square feet divided by 12.

                    7.1.6    Tenant Notification Letter.  Seller shall deliver
                             --------------------------
to Escrow Holder a letter to the Tenants ("Tenant Notification Letter"), duly executed by Seller and dated as of the Close of Escrow, notifying each Tenant that: (A) the Project has been sold to Buyer; (B) all of Seller's right, title and interest in and to the Tenant Leases and Tenant Deposits have been assigned to Buyer; and (C) commencing immediately, all rent and other payments and any notices under the Tenant Leases are to be paid and sent to Buyer. The form and content of the Tenant Notification Letter shall be satisfactory to Buyer.

                    7.1.7    Change of Address.  Seller shall deliver to Escrow
                             -----------------
Holder written notices executed by Seller to third parties to any Service Contracts not disapproved by Buyer, changing the address for service of notice and delivery of statements and bills.

                    7.1.8    Proof of Authority.  Seller shall deliver to Escrow
                             ------------------
Holder such proof of Seller's authority and authorization to enter into this Agreement and consummate the transaction contemplated hereby, and such proof of the power and authority of the individual(s) executing and/or delivering any instruments, documents or certificates on behalf of Seller to act for and bind Seller as may be reasonably required by Title Company and/or Buyer.

               7.1.9   Lien Affidavits.  Seller shall deliver to Escrow Holder
                       ---------------
any owner's statements, lien affidavits or mechanic's lien indemnifications as may be reasonably requested by the Title Company to issue the Title Policy.

               7.1.10  Bring-Down Certificate.  Seller shall deliver to Escrow
                       ----------------------
Holder a certificate reaffirming all of Seller's representations and warranties as of the Closing Date (subject to any changes thereto necessitated by changed circumstances of which Seller timely notifies Buyer; provided, however, such representations and warranties shall not be deemed to be modified for purposes of Paragraph 6.1.6 above).
   ---------------

          7.2  By Buyer.  Buyer hereby covenants and agrees to deliver or cause
               --------
to be delivered to Escrow Holder on or prior to the Closing Date the following instruments and documents, the delivery of each of which shall be a condition precedent to the Close of Escrow for the benefit of Seller.

               7.2.1   Purchase Price.  Buyer shall deliver to Escrow Holder
                       --------------
the Purchase Price in accordance with Paragraph 3;

               7.2.2   Tenant Lease Assignment.  Buyer shall deliver to Escrow
                       -----------------------
Holder the Tenant Lease Assignment duly executed by Buyer;

               7.2.3   General Assignment.  Buyer shall deliver to Escrow
                       ------------------
Holder the General Assignment duly executed by Buyer;

               7.2.4   Prorations.  Buyer shall deliver to Escrow Holder the
                       ----------
amount due to Seller, if any, after the prorations are computed in accordance with Paragraph 11; and

               7.2.5   Bindley Lease.  Buyer shall deliver to Escrow Holder the
                       -------------
Bindley Lease, duly executed by Buyer, as landlord.

     8.   Deliveries to Buyer Upon Close of Escrow.  Seller shall deliver
          ----------------------------------------
possession of the Property to Buyer upon the Close of Escrow, subject to the rights of the Tenants, as tenants only, under the Tenant Leases and Bindley Western Industries, Inc., as tenant under the Bindley Lease. Further, Seller hereby covenants and agrees to deliver to Buyer, on or prior to the Closing Date, the following items, the delivery of each of which shall be a condition to the performance by Buyer of its obligations under the terms of this Agreement:

          8.1  Tenant Leases.  Seller shall deliver to Buyer originals of all
               -------------
the Tenant Leases or, to the extent an original Tenant Lease is unavailable, a duplicate original thereof with a certificate executed by Seller warranting the completeness and authenticity of such duplicate original;

          8.2  Rent Roll.  Seller shall deliver to Buyer the Rent Roll, updated
               ---------
as of the Closing Date, certified as to its accuracy and executed by Seller, together with a list of Tenants whose rent is past due under their Tenant Leases as of the Close of Escrow and a list of any other monetary and, to the best of Seller's knowledge, nonmonetary defaults of each Tenant which have occurred subsequent to the date of execution of such Tenant's Tenant Estoppel Certificate;

          8.3  Service Contracts.  Seller shall deliver to Buyer originals of
               -----------------
all Service Contracts which have not been disapproved by Buyer, or, to the extent an original Service Contract is unavailable, a duplicate original thereof with a certificate executed by Seller warranting the authenticity of such duplicate original;

          8.4  Records, Plans and Warranties.  Seller shall deliver to Buyer
               -----------------------------
originals of the Records, Plans and Warranties. Seller shall, at its expense, obtain the consents to the assignment to Buyer of all Warranties to the extent that Buyer requires the same.

          8.5  Keys.  Seller shall deliver to Buyer keys to all entrance doors
               ----
to the Improvements, which keys shall be properly tagged for identification;

          8.6  Licenses and Permits.  Seller shall deliver to Buyer originals
               --------------------
of all Licenses and Permits or, to the extent an original of a License or Permit is unavailable, a duplicate original thereof with a certificate executed by Seller warranting the authenticity of such duplicate original; and

          8.7  Reimbursable Operating Expenses Statement.  Seller shall deliver
               -----------------------------------------
to Buyer a certified statement setting forth the operating expenses incurred by Seller for the year in which this Agreement is executed, for which Tenants have not yet been billed but for which Tenants are required to reimburse Seller, pursuant to the Tenant Leases; provided, however, if such information is not reasonably available on the Close of Escrow, Seller shall deliver same to Buyer as soon as practicable after the Close of Escrow.

     9.   Title Insurance.  At the Close of Escrow, Seller shall cause the Title
          ---------------
Company to issue to Buyer, upon payment of a normal premium, an ALTA Extended Coverage 1970 Form B Owner's Policy of Title Insurance with such endorsements as are reasonably requested by Buyer showing fee title to the Project vested in Buyer subject only to the Approved Title Conditions ("Title Policy"). The Title Policy shall be issued with liability in an amount equal to the Purchase Price.

     10.  Costs and Expenses.  If the transaction contemplated by this Agreement
          ------------------
is consummated, then upon the Closing Seller shall pay (A) the premium for the standard coverage portion of the Title Policy, (B) all documentary transfer taxes, (C) one-half (1/2) of all escrow fees and costs, (D) all sales and gross receipts taxes, (E) all costs of obtaining the ALTA survey, (F) all costs related to the release of disapproved title matters pursuant to Paragraph 6.1.1 above, and (G) Seller's share of prorations. If the transaction contemplated by this Agreement is consummated, then upon the Closing Buyer shall pay (W) the cost of that portion of the premium for the Title Policy in excess of the premium for standard coverage for the Title Policy, (X) any document recording charges, (Y) one-half (1/2) of all escrow fees and costs, and (Z) Buyer's share of prorations. Buyer and Seller shall each pay all legal and professional fees and fees of other consultants incurred by Buyer and Seller, respectively. All other costs and expenses shall be allocated between Buyer and Seller in accordance with the customary practice in the County.

     11.  Prorations.
          ----------

          11.1 General.  Rentals, revenues, and other income, if any, from the
               -------
Property, and real property taxes and operating expenses, if any, affecting the Property shall be prorated as of 11:59 p.m. on the day preceding the Close of Escrow. For purposes of calculating prorations, Buyer shall be deemed to be in title to the Property, and therefore entitled to the income and responsible for the expenses, for the entire day of the Close of Escrow.

          11.2 Rentals.  Subject to the provisions of Paragraphs 11.1, 11.3 and
               -------
11.4, rentals shall be prorated as of the Close of Escrow. "Rentals" as used herein includes fixed monthly rentals, additional rentals, percentage rentals, escalation rentals, retroactive rentals, operating cost pass-throughs and other sums and charges payable by Tenants under the Tenant Leases.

          11.3 Delinquent Rentals.  Rentals are delinquent when payment
               ------------------
thereof is past due as of the Close of Escrow. Delinquent rentals shall be prorated between Buyer and Seller as of the Close of Escrow but not until they are actually collected by Buyer. Rentals for the month in which the Close of Escrow occurs shall be deemed to have been received by Seller. Buyer shall have the right to collect any delinquent rentals, but shall not have the obligation to do so; provided, however, Buyer agrees to send invoices to Tenants for delinquent rent disclosed to Buyer by Seller's statement required under Paragraph 8.2 on a monthly basis for three (3) months following the Close of Escrow. Upon reasonable prior written notice to Buyer, Seller shall have the right to sue Tenants to collect delinquent amounts; provided, however, Seller agrees that it shall have no right to evict any Tenants or otherwise disturb any Tenant's possession or quiet enjoyment of its premises. Seller shall not be entitled to any rentals received from Tenants after the Close of Escrow unless such Tenants are current in their rental obligations for periods occurring from and after the Close of Escrow. Delinquent rentals collected by Buyer, net of the costs of collection (including reasonable attorneys' fees), shall be applied first to amounts currently due and then to amounts most recently overdue.

          11.4 Operating Cost Pass-Throughs, Etc.  Operating cost pass throughs,
               ----------------------------------
percentage rentals, additional rentals and other retroactive rental escalations, sums or charges payable by Tenants which accrue prior to the Close of Escrow but are not then due and payable, shall be prorated as of the Close of Escrow; provided, however, no payment thereof shall be made to Seller unless and until Buyer collects same from the Tenants. Buyer shall have the right to collect such amounts, but shall not have the obligation to do so; provided, however, Buyer agrees to send invoices to Tenants for payments owed to Seller on a monthly basis for three (3) months following the Close of Escrow. Upon reasonable prior written notice to Buyer, Seller shall have the right to sue Tenants to collect such amounts; provided, however, Seller agrees that it shall have no right to evict any Tenants or otherwise disturb any Tenant's possession or quiet enjoyment of its premises. When and if Buyer collects such operating cost pass-throughs, percentage rentals or other retroactive rental escalations, sums or charges from a Tenant, such amounts, net of the costs of collection, shall be applied first to payment(s) most recently due, and Seller shall be due an amount equal to all such operating cost pass-throughs, percentage rentals or other retroactive rental escalations, sums or charges accruing prior to the Close of Escrow, computing same on a per diem basis after amortizing them over the respective periods for which such items are payable. Payments of such prorated amounts collected by Buyer shall be made to Seller upon receipt and shall be accompanied by a report showing how same was calculated.

          11.5 Prepaid Rentals.  Rentals received by Seller prior to the Close
               ---------------
of Escrow attributable to periods after the Close of Escrow and the amount of any other credits due Tenants shall be credited to Buyer and debited to Seller at the Close of Escrow.

          11.6 Taxes and Assessments.  All nondelinquent general real property
               ---------------------
taxes on the Property shall be prorated based on the actual current tax bill.
In the event a current tax bill has not been received, taxes shall be prorated on the basis of estimated taxes as are reasonably agreed to by Buyer and Seller, subject to post-Closing reconciliation. All delinquent taxes and all assessments, if any, on the Property shall be paid at the Close of Escrow from funds accruing to Seller.

          11.7 Operating Expenses.  All utility service charges for electricity,
               ------------------
heat and air conditioning service, other utilities, elevator maintenance, common area maintenance, taxes (other than real estate taxes) such as rental taxes, other expenses incurred in operating the Property that Seller customarily pays, and any other costs incurred in the ordinary course of business or the management and operation of the Project disclosed in the Operating Statements and not covered elsewhere in this Paragraph 11 shall be prorated on an accrual basis. Seller shall pay all such expenses that accrue prior to the Close of Escrow and Buyer shall pay all such expenses accruing on the Close of Escrow and thereafter. To the extent possible, Seller and Buyer shall obtain billings and meter readings as of the Close of Escrow to aid in such prorations.

          11.8 Tenant Improvement Allowance and Costs; Monetary Lease
               ------------------------------------------------------
Concessions; Commissions.
------------------------

               11.8.1 Seller shall pay in full all tenant improvement allowances and other tenant improvements costs payable by the landlord under the Tenant Leases pertaining to J.F. Molloy & Associates, Inc. ("Molloy"), Interactive Intelligence, Inc. ("Interactive") and under the Bindley Lease (other than the refurbishment allowance set for in Section 16.01 of the Bindley Lease) and all leasing commissions (including any and all Option Commissions which pertain to Tenant options to extend or expand which are exercised prior to the Close of Escrow) with respect to the Tenant Leases pertaining to Molloy, Interactive and the Bindley Lease, without contribution or proration from Buyer; provided that Buyer shall pay all Option Commissions disclosed in writing to Buyer prior to the Contingency Date which pertain to options to expand or extend which are exercised after the Close of Escrow, and provided further Buyer shall pay or reimburse Seller for (i) all tenant improvement allowances and other tenant improvement costs that are payable by the landlord pursuant to the Tenant Lease dated February 16, 1999 pertaining to Wang Laboratories, Inc. ("Wang") not to exceed the sum of $47,509.33, (ii) the cost of the build out of the Second Floor-South common corridor not to exceed the sum of $22,757.00, and (iii) the leasing commissions that are payable by the landlord to Olympia Partners and E&L in the aggregate amount of $14,490.47 pursuant to the Wang Tenant Lease. The terms of the tenant improvement and common corridor build out are contained in agreements with E&L dated February 25, 1999 and March 1, 1999, copies of which have been provided to Buyer. No amendments to such contracts will be made without Buyer's prior approval. Without limiting the foregoing, Seller shall be responsible for, and shall either pay at Closing or (if not immediately payable) shall provide a credit against the Purchase Price to the account of Purchaser, any and all monetary concessions that are payable under the Bindley Lease and/or the Tenant Leases pertaining to Molloy and Interactive, including, without limitation, free rent concessions (but not including the reduced rent concession granted to Interactive) with respect to periods on or after the Closing, moving allowances and refurbishment allowances. Notwithstanding the foregoing, with respect to any tenant improvements and leasing commissions required to be paid for by Seller pursuant to this Paragraph 11.8, Seller hereby instructs Escrow Holder to hold back from the proceeds of the Purchase Price and retain in a separate escrow account an amount equal to 110% of such amounts (the "Holdback Amount"). The Holdback Amount shall be released to Seller upon Seller's delivery to Buyer and Escrow Holder of unconditional final lien releases from all contractors, subcontractors and brokers, as applicable, together with paid invoices indicating that all such work and or commissions, as applicable, have been paid in full; provided, however, if the Holdback Amount has not been released to Seller in accordance with this Paragraph 11.8 within six (6) months of the Closing Date, then, at Buyer's election, the Holdback Amount (or so much thereof as has not been released to Seller in accordance with this Paragraph 11.
8) shall be released to Buyer in order to enable Buyer to pay such amounts to the applicable payees. Seller acknowledges that the Holdback Amount is in no way intended to act as a limitation on Seller's liability with respect to the Unfinished Work and/or its obligation to pay leasing commissions as are required to be paid by Seller pursuant to this Paragraph 11.8.

          11.8.2 With respect to any tenant improvements required to be constructed pursuant to the Tenant Leases pertaining to Interactive and Molloy that have not been completed as of the Close of Escrow (collectively, the "Unfinished Work"), Seller hereby covenants and agrees to complete the Unfinished Work at Seller's sole cost and expense up to the amount that is payable by the landlord under such Tenant Leases and at Interactive's and Molloy's expense, as applicable, for any additional improvements. Buyer shall cooperate with Seller in collecting such additional amounts, if any, from Interactive and Molloy. The Unfinished Work shall be completed by Seller as soon as reasonably practicable and with all diligence and in a manner that does not unreasonably disturb other Tenants. Such work shall be performed by Seller in accordance with reasonable business practices and in such a manner as to not give rise to any claim of breach by the landlord under any Tenant Lease. Seller hereby indemnifies Buyer from any and all personal injury or damage to the Property (or any portion thereof) and mechanics' liens to the extent resulting from or arising out of the entry onto the Property by Seller or its agents, designees or representatives on or after the Close of Escrow and/or in connection with seller's performance of the Unfinished Work; provided, however, the foregoing indemnity shall not apply with respect to any claims arising out of any acts or omissions of Buyer, its officers, directors, members, agents or employees.

          11.9  Tenant Deposits.  Buyer shall be credited and Seller shall be
                ---------------
debited with an amount equal to all Tenant Deposits (and any interest accrued thereon for the benefit of a Tenant) paid by Tenants.

          11.10 Capital Expenditures.  All capital and other improvements
                --------------------
(including labor and materials) which are performed or contracted for by Seller at or prior to the Close of Escrow will be paid by the Seller, without contribution or proration from Buyer.

          11.11 Service Contracts.  Amounts payable under Service Contracts
                -----------------
not disapproved by Buyer shall be prorated on an accrual basis. Seller shall pay all amounts due thereunder which accrue prior to the Close of Escrow and Buyer shall pay all amounts accruing on the Close of Escrow and thereafter. Seller shall pay in full and terminate all Service Contracts disapproved by Buyer, except that Seller shall not be obligated to terminate or pay in full the Property Management Agreement.

          11.12 Method of Proration.  All prorations shall be made in
                -------------------
accordance with customary practice in the County, except as expressly provided herein. Buyer and Seller agree to cause their accountants to prepare a schedule of tentative prorations prior to the Closing Date. Such prorations, if and to the extent known and agreed upon as of the Close of Escrow, shall be paid by Buyer to Seller (if the prorations result in a net credit to the Seller) or by Seller to Buyer (if the prorations result in a net credit to the Buyer) by increasing or reducing the cash to be paid by Buyer at the Close of Escrow. Any such prorations not determined or not agreed upon as of the Close of Escrow shall be paid by Buyer to Seller, or by Seller to Buyer, as the case may be, in cash as soon as practicable following the Close of Escrow. A copy of the schedule of prorations as agreed upon by Buyer and Seller shall be delivered to Escrow Holder at least three (3) business days prior to the Closing Date.

     12.0  Disbursements and Other Actions by Escrow Holder.  At the Close of
           ------------------------------------------------
Escrow, Escrow Holder shall promptly undertake all of the following in the manner hereinbelow indicated.

          12.1 Funds.  Escrow Holder shall disburse all funds deposited with
               -----
Escrow Holder by Buyer in payment of the Purchase Price as follows:

               12.1.1 deduct all items chargeable to the account of Seller pursuant to Paragraph 10;

               12.1.2 if, as the result of the prorations and credits pursuant to Paragraph 11, amounts are to be charged to account of Seller, deduct the total amount of such charges;

               12.1.3 disburse the balance of the Purchase Price to Seller promptly upon the Close of Escrow; and

               12.1.4 disburse the remaining balance of the funds, if any, to Buyer promptly upon the Close of Escrow.

          12.2 Recording.  Escrow Holder shall cause the Deed and any other
               ---------
documents which the parties hereto may mutually direct to be recorded in the Official Records and obtain conformed copies thereof for distribution to Buyer and Seller.

          12.3 Title Policy.  Escrow Holder shall direct the Title Company to
               ------------
issue the Title Policy to Buyer.

          12.4 Disbursement of Documents to Buyer.  Escrow Holder shall disburse
               ----------------------------------
to Buyer the Tenant Lease Assignment, the General Assignment, the FIRPTA Certificate, the Bindley Lease, the Tenant Notification Letters, the Bring Down Certificate and change of address notices duly executed by Seller and any other documents (or copies thereof) deposited into Escrow by Seller pursuant hereto.

          12.5 Disbursement of Documents to Seller.  Escrow Holder shall
               -----------------------------------
disburse to Seller the Tenant Lease Assignment, the General Assignment and a counterpart of the Bindley Lease.

     13.0 Seller's Representations and Warranties.  In addition to any express
          ---------------------------------------
agreements of Seller contained herein, the following constitute representations and warranties of Seller to Buyer:

          13.1 Representations Regarding Seller's Authority.
               --------------------------------------------

               13.1.1 Power.  Seller has the legal power, right and authority to
                      -----
enter into this Agreement and the instruments referenced herein, and to consummate the transaction contemplated hereby.

               13.1.2 Requisite Action.  All requisite action (corporate, trust,
                      ----------------
partnership or otherwise) has been taken by Seller in connection with the entering into this Agreement and, prior to the Close of Escrow, the instruments referenced herein, and the consummation of the transaction contemplated hereby. No consent of any partner, shareholder, creditor, investor, judicial or administrative body, Authority or other party is required.

               13.1.3 Individual Authority.  The individuals executing this
                      --------------------
Agreement and, prior to the Close of Escrow, the instruments referenced herein on behalf of Seller and the partners, officers or trustees of Seller, if any, have the legal power, right, and actual authority to bind Seller to the terms and conditions hereof and thereof.

               13.1.4 Validity.  This Agreement and all documents required
                      --------
hereby to be executed by Seller are and shall be valid, legally binding obligations of and enforceable against Seller in accordance with their terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium laws or similar laws or equitable principals affecting or limiting the rights of contracting parties generally.

               13.1.5 ERISA.  Seller represents and warrants to Buyer that: (i)
                      -----
neither Seller nor any of its affiliates (within the meaning of Part V(c) of Prohibited Transaction Exemption 84-14 ("PTE 84-14")) has, or during the immediately preceding year has exercised, the authority to: (a) appoint or terminate PMRealty Advisors, Inc. ("PM") or any other party as an investment manager of Alaska State Pension Investment Board (the employee benefit plan(s) that has been identified by Buyer to Seller as having an interest in the Separate Account on whose behalf the purchase is being made, and whose funds are being used to effectuate the transaction contemplated in this Agreement); or (b) negotiate the terms of any management agreement with Buyer on behalf of any such plan; and (ii) Seller has negotiated and determined the terms of the transaction contemplated hereunder at arm's length as such terms would be negotiated and determined by Seller with unrelated parties.

          13.2 Representations and Warranties Pertaining to Real Estate and
               ------------------------------------------------------------
Legal Matters.
-------------

               13.2.1 Recitals.  The information contained in Recitals A, B and
                      --------
C is true and correct.

               13.2.2 Adverse Claims.  To the best of Seller's knowledge,
                      --------------
there are no pending, threatened or contemplated actions, suits, arbitrations, claims or proceedings, at law or in equity, affecting the Property or in which Seller is, or will be, a party by reason of Seller's ownership of the Property, including, but not limited to, judicial, municipal or administrative proceedings in eminent domain, unlawful detainer or tenant evictions, collections, alleged building code, health and safety or zoning violations, employment discrimination or unfair labor practices, or worker's compensation, personal injuries or property damages alleged to have occurred at the Project or by reason of the condition or use of the Property.

               13.2.3 Insolvency.  No attachments, execution proceedings,
                      ----------
assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or threatened against Seller or, to the best of Seller's knowledge, any general partners of Seller, nor are any of such proceedings contemplated by Seller or, to the best of Seller's knowledge, any general partner of Seller.

               13.2.4 Governmental Regulations.  To the best of Seller's
                      ------------------------
knowledge, Seller has received no notice that there are any violations of Governmental Regulations relating to the Property.

               13.2.5 Approvals.  To the best of Seller's knowledge, all
                      ---------
licenses, approvals, permits and certificates from the Authorities and private parties necessary for the construction, development, alteration or rehabilitation of the Improvements, or for the use and operation of the Project as it is currently being used and operated were obtained prior to such construction, development, alteration, rehabilitation, use and operation, and are currently possessed by Seller, and the Project has been constructed, completed or modified in accordance with (A) all such approvals, licenses, permits and certificates, (B) all Governmental Regulations, (C) all covenants, conditions, restrictions, easements and agreements of any kind or nature affecting the Property, and (D) the plans and specifications delivered by Seller to Buyer.

               13.2.6 Assessments.  Other than the amounts disclosed by the tax
                      -----------
bills delivered to Buyer by Seller and possible supplemental or escape assessments which may be levied by the County Assessor after the date hereof, Seller has no knowledge of any other real property taxes which have been or will be assessed against the Property for the tax year covered by such tax bill. Seller has no knowledge of any special assessments or charges which have been levied against the Project or which will results from work, activities or improvements done to the Property.

               13.2.7 Intentionally Omitted.

               13.2.8 Defect Notices.  Seller has not received any notices from
                      --------------
any insurance company or Tenant of any defects or inadequacies in the Property.

               13.2.9 Liens.  All of Seller's right, title and interest in and
                      -----
to the Records and Plans, Licenses and Permits and Personal Property have been fully paid for and will not be subject to any liens, encumbrances or claims of any kind at the Close of Escrow. The transfer and assignment to Buyer of Seller's right, title and interest in and to the Records and Plans, License and Permits, Personal Property and Service Contracts not disapproved by Buyer does not require the consent of third parties except as expressly indicated in such Materials. Upon the Close of Escrow Seller will deliver to Buyer good and marketable title to the Records and Plans, Licenses and Permits and Personal Property.

               13.2.10 Offers to Sell.  Seller has not entered into any other
                       --------------
contracts for the sale of the Property, nor do there exist any rights of first refusal or options to purchase the Property.

               13.2.11 Hazardous Materials.  To Seller's actual knowledge, all
                       -------------------
operations or activities upon, or use or occupancy of, the Real Property and Improvements, or any portion thereof, is in all material respects in compliance with all state, federal and local laws and regulations governing or in any way relating to the generation, handling, manufacturing, treatment, storage, use, transportation, spillage, leakage, dumping, discharge, release or disposal (whether accidental or intentional) of any toxic, hazardous or radioactive substances, materials, or waste, including but not limited to, Hazardous Materials. To the best of Seller's knowledge, there is no proceeding or inquiry by any Authority with respect to the presence of any toxic, hazardous or radioactive substance, material or waste, including, without limitation, Hazardous Materials, on or under the Real Property and Improvements or any portion thereof or the migration thereof from or to other property. To Seller's knowledge, that certain Phase I Environmental Assessment dated November 2, 1998 prepared by Alt & Witzig Engineering, Inc., a true, correct and complete copy of which was delivered by Seller to Buyer, accurately reflects the past and current environmental condition of the Property. To the Seller's actual knowledge, there are no underground storage tanks located on the Real Property.

          13.3 Representations and Warranties Pertaining to Documents.
               ------------------------------------------------------

               13.3.1  Accuracy of Materials.  All instruments, documents,
                       ---------------------
lists, schedules and items delivered to Buyer by Seller pursuant to this Agreement will fairly present the information set forth in a manner that is not misleading and will be true, complete and correct in all respects on the date of delivery and upon the Close of Escrow, as they may be updated, modified or supplemented in accordance with this Agreement.

               13.3.2  Occupancy Agreements.  There are no leases, subleases,
                       --------------------
occupancies or tenancies in effect pertaining to the Project, except the Tenant Leases delivered to Buyer by Seller pursuant to Paragraph 6.1.2, and the copies so delivered are true, correct and complete copies of all Tenant Leases. Seller has no knowledge of any oral agreements with anyone, including Tenants, with respect to the occupancy of the Project, except as may be shown by the Rent Roll. The Rent Roll is true and complete in all material respects.

               13.3.3  Service Contracts.  There are no service or maintenance
                       -----------------
contracts, warranties, guarantees, listing agreements, parking agreements or bonds (whether oral or written) which affect or will affect or which are or will be obligations of the Buyer or the Project, other than the Service Contracts delivered to Buyer by Seller pursuant to Paragraph 6.1.2 and not disapproved by Buyer.

               13.3.4  Title Documents.  Seller has no actual knowledge of any
                       ---------------
current default or breach under the terms and provisions of any of the Title Documents or the Service Contracts not disapproved by Buyer.

               13.3.5 Tenant Leases.  The Tenant Leases have been duly
                      -------------
authorized and executed by the landlord thereunder, and, to Seller's actual knowledge, by the Tenant thereunder. The Tenant Leases are in full force and effect according to the terms set forth therein. Seller has no knowledge of any uncured defaults under the Tenant Leases nor that any Tenant has asserted, or has any defense to, offsets or claims against rents payable or obligations under its Tenant Lease. All of the landlord's obligations under the Tenant Leases to be performed prior to the date of this Agreement have been performed. Seller has no knowledge that any Tenant is unable or unwilling to perform any or all of the Tenant's obligations under its Tenant Lease. Seller has no actual knowledge that any Tenant intends to abandon its premises or default under its Tenant Lease. Seller has no claim, controversy, dispute, quarrel or disagreement against or with any Tenant, and Seller has no actual knowledge that any Tenant has any claim, controversy, dispute, quarrel or disagreement against or with Seller. Seller has made no representations to Tenant regarding the condition of the premises covered by any Tenant Lease or the compliance of the premises with any applicable Governmental Regulations, except as expressly set forth in the Tenant Leases. All of the improvements to be constructed by the landlord, if any, contemplated under the Tenant Leases pertaining to Molloy and Interactive have been, or will be, completed by Seller as so required. Seller has not granted any concessions to any Tenant not disclosed in such Tenant's Tenant Lease.

               13.3.6 Prior Encumbrances.  Neither Seller's interest in the
                      ------------------
Tenant Leases nor any of the rentals due or to become due under the Tenant Leases will be assigned, encumbered or subject to any liens at the Close of Escrow.

               13.3.7 Employees.  Seller has no employees which will become
                      ---------
employees of Buyer upon Buyer's acquisition of the Project.

               13.3.8 Commissions.  Except as set forth in Paragraph 11.8, no
                      -----------                          --------------
leasing or brokerage fees or commissions of any nature whatsoever shall be or become due or owing to any person, firm, corporation or entity whomsoever after the Close of Escrow with respect to the Tenant Leases, except for Option Commissions pertaining to options to extend or expand which have not been exercised prior to the Close of Escrow and which are disclosed on the Rent Roll delivered to Buyer by Seller pursuant to Paragraph 6.1.2

               13.3.9 Records and Plans, Licenses and Permits and Warranties.
                      ------------------------------------------------------
The Records and Plans, the Licenses and Permits and the Warranties delivered to Buyer by Seller pursuant to Paragraph 6.1.2 are all of such Licenses and Permits, Records and Plans and Warranties which are in the possession of or reasonably available to Seller.

Seller's representations and warranties made in this Paragraph 13 shall be continuing and shall be true and correct as of the Close of Escrow with the same force and effect as if remade by Seller in a separate certificate at that time. The truth and accuracy of Seller's representations and warranties made herein shall constitute a condition for the benefit of Buyer to the Close of Escrow (as elsewhere provided herein) and shall survive and shall not merge into, the Close of Escrow and the recording of the Deed in the Official Records for eighteen
(18) months after the

Closing Date with the same force and effect as if remade by Seller in a separate certificate at that time. Buyer shall not bring a claim for any breach of representations and warranties if, prior to the Close of Escrow, Buyer has actual knowledge of such breach and nevertheless proceeds to close.

     14.0 Seller's Covenants Regarding Operation of the Property Through the
          ------------------------------------------------------------------
Close of Escrow.
---------------

          14.1 Existing Operations.  Seller hereby agrees, through and including
               -------------------
the Close of Escrow and at the Seller's sole cost and expense, to (A) keep all existing insurance policies affecting the Project in full force and effect, (B) use due diligence and its best efforts to keep in full force and effect and/or renew all Licenses and Permits, (C) provide all services and to continue to operate, manage and maintain the Project (including mechanical equipment of every kind used in the operation thereof) in such condition so that the Project shall be in the same condition on the Close of Escrow as on the date hereof, reasonable wear and tear excepted, (D) use best efforts to comply with all Governmental Regulations, (E) deliver to Buyer copies of any Operating Statements prepared after the date of this Agreement, and (F) keep Buyer timely advised of any repair or improvement required to keep the Project in such condition as aforesaid and which costs in excess of Twenty-Five Thousand Dollars ($25,000.00).

          14.2 New Leases.  Seller hereby agrees that Seller will not hereafter
               ----------
modify, extend or otherwise change any of the terms, covenants or conditions of the Tenant Leases or enter into new leases or any other obligations or agreements affecting the Project without the prior written consent of Buyer, which consent shall not be unreasonably withheld prior to the Contingency Date, but may be withheld in Buyer's sole and absolute discretion thereafter (in the event Buyer has not responded to Seller's written request for consent within five (5) business days after Seller's delivery to Buyer of all pertinent information concerning such lease, obligation or agreement, Buyer shall be deemed to have consented thereto). Without the prior written consent of Buyer, Seller shall not terminate any of the Tenant Leases, unless the Tenant thereunder shall have materially defaulted in the payment of rent. Seller shall not accept from any of the Tenants' payment of rent more than one month in advance or apply any security deposit to rent due from any Tenant.

          14.3 Service Contracts.  Except as otherwise provided herein, Seller
               -----------------
will not extend, renew, modify or replace any of the Service Contracts without the prior written consent of Buyer.

          14.4 Additional Liens.  Seller will not, without the prior written
               ----------------
consent of Buyer, convey any interest in the Licenses and Permits, the Records or Plans or any of the other Property, and Seller will not subject the Property to any additional liens, encumbrances, covenants, conditions, easements, rights of way or similar matters after the date of this Agreement which will not be eliminated prior to the Close of Escrow.

          14.5 Alterations.  Seller will not make any alterations to the
               -----------
Property except for the Unfinished Work.

          14.6 Vacant Space.  Seller shall cause all vacant space in the
               ------------
Improvements to be delivered to Buyer upon the Close of Escrow in the same condition as the condition of such vacant space upon the date of execution of this Agreement.

          14.7 Invoices.  Seller has paid or will pay in full or bond around,
               --------
prior to the Close of Escrow, all bills and invoices that are received by Seller prior to the Close of Escrow for labor, goods, materials and services of any kind relating to the Property and utility charges relating to the period prior to the Close of Escrow. Any alterations, installations, decorations and other work required to be performed under the Tenant Leases will by the Close of Escrow be completed and paid for in full, except for the Unfinished Work for which there shall be the Holdback Amount and for which Seller shall remain responsible. Subject to Paragraph 13.3.8, any brokerage fee or similar commission which is or will become due and payable in connection with any Tenant Lease has been or will be paid by Seller prior to the Close of Escrow.

          14.8 Changes in Circumstances.  Seller shall promptly notify Buyer
               ------------------------
of any material change in any condition with respect to the Property or of any event or circumstance which makes any representation or warranty of Seller under this Agreement untrue or misleading in any material respect, or any covenant of Buyer under this Agreement incapable or less likely of being performed, it being understood that the Seller's obligation to provide notice to Buyer shall in no way relieve Seller of any liability for a breach by Seller of any of its representations, warranties or covenants under this Agreement.

          14.9 New Contracts.  Commencing upon the Opening of Escrow and
               -------------
continuing through the Closing Date or any earlier termination of this Agreement, Seller shall not take any of the following actions without obtaining Buyer's prior written approval, which Buyer may withhold in its sole discretion:
(A) allow any Tenant to exercise any right or option which requires Seller to approve or not disapprove it; and/or (B) incur any contract or other liability with respect to the Property which exceeds $5,000.00 or which cannot be terminated on thirty (30) days' notice without any cancellation fee or penalty. Buyer's failure to deliver written disapproval of such action within five (5) business days after delivery of a written request therefor shall constitute its approval thereof.

     15.0 Buyer's Representations and Warranties.  In addition to any express
          --------------------------------------
agreements of Buyer contained herein, the following constitute representations and warranties of Buyer to Seller:

          15.1 Power.  Buyer has the legal power, right and authority to enter
               -----
into this Agreement and the instruments referenced herein, and to consummate the transaction contemplated hereby.

          15.2 Requisite Action.  Subject to the approval of Buyer's Committee
               ----------------
in accordance with Paragraph 6.1.10, all requisite action (corporate, trust, partnership or otherwise) has been taken by Buyer in connection with the entering into this Agreement and the instruments referenced herein, and the consummation of the transaction contemplated hereby. No consent of any partner, shareholder, creditor, investor, judicial or administrative body, Authority or other party is required.

          15.3 Authority.  The individuals executing this Agreement and the
               ---------
instruments referenced herein on behalf of Buyer have the legal power, right and actual authority to bind Buyer to the terms and conditions hereof and thereof.

          15.4 Validity.  This Agreement and all documents required hereby to
               --------
be executed by Buyer are and shall be valid, legally binding obligations of and enforceable against Buyer in accordance with their terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium laws or similar laws or equitable principals affecting or limiting the rights of contracting parties generally.

Buyer's representations and warranties made in this Paragraph 15 shall be continuing and shall be true and correct as of the Close of Escrow with the same force and effect as if remade by Buyer in a separate certificate at that time. The truth and accuracy of Buyer's representations and warranties made herein shall constitute a condition for the benefit of Seller to the Close of Escrow and shall survive and shall not merge into the Close of Escrow or the recordation of the Deed in the Official Records for one year after the Closing Date with the same force and effect as if remade by Buyer in a separate certificate at that time.

     16.0 Condemnation and Destruction.
          ----------------------------

          16.1 Eminent Domain or Taking.  If, prior to the Close of Escrow, any
               ------------------------
material portion of the Real Property is taken or if the access thereto or available parking area therefor is materially reduced or restricted or reduced such that the Project as it is currently used is not in compliance with zoning requirements or any Tenant can terminate its Tenant Lease or if any of the rentable square footage of the Improvements is taken, by eminent domain or otherwise (or is the subject of a pending, threatened or contemplated taking known to Seller which has not been consummated), Seller shall immediately notify Buyer, in writing, of such fact. In such event, Buyer shall have the option, in its sole and absolute discretion, to terminate this Agreement upon written notice to Seller given not later than ten (10) days after receipt of Seller's notice. If this Agreement is so terminated, the provisions of Paragraph 6.3 and
6.4 shall govern. If Buyer does not exercise this option to terminate this Agreement, or if there has not been a material taking by eminent domain or otherwise to give rise to such option, neither party shall have the right to terminate this Agreement, but the Seller shall assign and turn over, and the Buyer shall be entitled to receive and keep, all awards for the taking by eminent domain which accrue to Seller and the parties shall proceed to the Close of Escrow pursuant to the terms hereof, without modification of the terms of this Agreement and without any reduction in the Purchase Price. Unless or until this Agreement is terminated, Seller shall take no action with respect to any eminent domain proceeding without the prior written consent of Buyer.

          16.2 Fire or Casualty.  Prior to the Close of Escrow, and
               ----------------
notwithstanding the pendency of this Agreement, the entire risk of loss or damage by earthquake, flood, landslide, fire or other casualty shall be borne and assumed by Seller, except as otherwise provided in this Paragraph 16.2. If, prior to the Close of Escrow, any part of the Improvements is damaged or destroyed by earthquake, flood, landslide, fire or other casualty, Seller shall immediately notify Buyer, in writing, of such fact. If such damage or destruction is "material", Buyer shall have the option to terminate this Agreement upon written notice to the Seller given not later than ten (10) days after receipt of Seller's notice. For purposes hereof, "material" shall be deemed to be (A) any uninsured damage or destruction to the Project or (B) any insured damage or destruction (i) where the cost of repair or replacement is estimated to be Two Hundred Fifty Thousand Dollars ($250,000.00) or more or shall take more than one hundred twenty (120) days to repair, in Buyer's good faith judgment, or (ii) which allows any Tenant to terminate its Tenant Lease; provided, however, in the case of uninsured damage or destruction, Seller may, at Seller's option, elect to repair such damage and destruction and keep this Agreement in full force and effect so long as such repair can be and is completed by Seller prior to the Closing Date; and further provided that in the event any Tenant abates its rent due to any damage or destruction, and this Agreement is not otherwise terminated, Seller shall assign to Buyer Seller's rent loss insurance policy (which names Buyer as an additional insured) and Buyer shall pay the assumption fee, if any, required by the insurance company which has issued such policy in order to effect such assignment. If this Agreement is terminated pursuant to this Paragraph 16.2, the provisions of Paragraph 6.3 shall govern. If Buyer does not exercise this option to terminate this Agreement, or if the casualty is not material, neither party shall have the right to terminate this Agreement but Seller shall assign and turn over, and Buyer shall be entitled to receive and keep, all insurance proceeds payable to it with respect to such destruction (which shall then be repaired or not at Buyer's option and cost), plus Seller shall pay over to Buyer an amount equal to the deductible amount with respect to the insurance and the parties shall proceed to the Close of Escrow pursuant to the terms hereof without modification of the terms of this Agreement and without any reduction in the Purchase Price. If Buyer does not elect to terminate this Agreement by reason of any casualty, Buyer shall have the right to participate in any adjustment of the insurance claim.

     17.0 Intentionally Omitted.
          ---------------------

     18.0 Notices. Unless applicable law requires a different method of giving
          -------
notice, any and all notices, demands or other communications required or desired to be given hereunder by any party (hereafter, the "Notice") shall be in writing and shall be validly given or made to another party if served personally or if deposited in the United States mail, certified or registered, postage prepaid or if transmitted by telegraph, telecopy or other electronic written transmission device. If the Notice is served personally, service shall be conclusively deemed made at the time of such personal service. If the Notice is given by mail, the Notice shall be conclusively deemed given seventy-two (72) hours after the deposit thereof in the United States mail. If the Notice is sent by telegraph or if by other carrier service, the Notice shall be deemed given upon confirmation of delivery by the carrier. If the Notice is sent by facsimile service,

Notice shall be deemed given upon confirmation of transmission. The Notice shall be addressed to the party to whom such notice, demand or other communication is to be given at the address set forth on the signature page set forth hereinbelow. Any party hereto may change its address for the purpose of receiving Notices as herein provided by a written Notice given in the manner aforesaid to the other party or parties hereto.

To Buyer:           c/o PMRealty Advisors, Inc.,
                    800 Newport Center Drive, Suite 300
                    Newport Beach, California 92660
                    Attn: Steven H. McDowell,
                          Jeffrey S. Cavanaugh and
                          Carey P. Levy
                    Facsimile: (949) 721-5089

With a copy to:     Jeffer, Mangels, Butler & Marmaro LLP
                    2121 Avenue of the Stars, 10th Floor
                    Los Angeles, California 90067
                    Attn: Keith D. Elkins, Esq.
                    Facsimile: (310) 203-0567

To Seller:          c/o Bindley Western Industries, Inc.
                    8909 Purdue Road
                    Indianapolis, Indiana 46268
                    Attn: Scott Teets, Esq.
                    Facsimile: (317) 704-4603

With a copy to:     Baker & Daniels
                    300 North Meridian Street, Suite 2700
                    Indianapolis, Indiana 46204-1782
                    Attn: Thomas A. Vogtner, Esq.
                    Facsimile: (317) 237-1000

Notice of change of address shall be given by written notice in the manner detailed in this Paragraph 18.

     19.0 Broker.  At the Close of Escrow, Seller shall pay from funds accuring
          ------
to Seller through Escrow, any brokerage commission and fees owed to Broker in connection with the transactions contemplated by this Agreement. Seller represents and warrants to Buyer, and Buyer represents and warrants to Seller, that no other broker or finder has been engaged by it, respectively, in connection with any of the transactions contemplated by this Agreement, or to its knowledge is in any way connected with any of such transactions. In the event of any such claims for additional brokers' or finders' fees or commissions in connection with the negotiation, execution or consummation of this Agreement, then Buyer shall indemnify, save harmless and defend Seller from and against such claims if they shall be based upon any statement, representation or agreement made by Buyer, and Seller shall indemnify, save harmless and defend Buyer if such claims shall be based upon any statement, representation or agreement made by Seller.

     20.0 Required Actions of Buyer and Seller.  Buyer and Seller agree to
          ------------------------------------
execute all such instruments and documents and to take all actions pursuant to the provisions hereof in order to consummate the purchase and sale herein contemplated and shall use their commercially reasonable best efforts to accomplish the Close of Escrow in accordance with the provisions hereof.

     21.0 Entry.  From and after the Opening of Escrow, Buyer and Buyer's
          -----
representatives, agents and designees shall have the right, upon reasonable prior notice, to enter upon the Property, at Buyer's sole cost, for any purpose in connection with its proposed purchase, development or operation of the Property, including, without limitation, the right to interview Tenants, examine all books, records and files of Seller relating to the Property and the right to make such inspections, investigations and tests (including all leased areas and mechanical systems) as Buyer may elect to make or obtain, including without limitation, environmental (Phase I and/or Phase II), soils, seismic, hydro geologic and engineering tests, analyses and studies. Seller agrees to make all such books, records and files available to Buyer and Buyer's attorneys, accountants and other representatives at any time during business hours upon reasonable notice from Buyer. From and after the Opening of Escrow, Buyer shall be entitled to communicate directly with the Authorities in connection with Buyer's proposed purchase, development or operation of the Property. The exercise by Buyer of any of the preceding or any other act of Buyer shall not negate any representation, warranty or covenant of Seller or modify any of Buyer's rights or Seller's obligations in the event of any breach by Seller of any of its representations, warranties or covenants under this Agreement. Buyer hereby indemnifies Seller from any and all personal injury or damage to tangible personal property and mechanics' liens to the extent caused by such entry by Buyer or its agents, designees or representatives; provided, however, the foregoing indemnity shall not apply with respect to any claims arising out of any preexisting conditions or any acts or omissions of Seller, its officers, directors, shareholders, agents or employees.

     22.0 Legal and Equitable Enforcement of this Agreement.
          -------------------------------------------------

          22.1 Default by Seller.  In the event the Close of Escrow and the
               -----------------
consummation of the transactions herein contemplated do not occur by reason of any default by Seller, Buyer shall be entitled to all of its out-of-pocket expenses incurred in connection with the transaction, and shall have the right to pursue any other remedy available to it at law or in equity, including the specific performance of this Agreement.

          22.2 DEFAULT BY BUYER.  IN THE EVENT THE CLOSING AND THE CONSUMMATION
               ----------------
OF THE TRANSACTION HEREIN CONTEMPLATED DOES NOT OCCUR AS HEREIN PROVIDED BY REASON OF A MATERIAL DEFAULT OF BUYER, BUYER AND SELLER AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY

DIFFICULT TO ESTIMATE THE DAMAGES WHICH SELLER MAY SUFFER. THEREFORE BUYER AND SELLER DO HEREBY AGREE THAT A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT THAT SELLER WOULD SUFFER IN THE EVENT THAT BUYER DEFAULTS AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY IS AND SHALL BE (SUBJECT TO PARAGRAPH 24.5), AS
                                                         --------------
SELLER'S SOLE AND EXCLUSIVE REMEDY (WHETHER AT LAW OR IN EQUITY), AN AMOUNT EQUAL TO TWO HUNDRED SIXTEEN THOUSAND DOLLARS ($216,000.00). SAID AMOUNT SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES FOR THE BREACH OF THIS AGREEMENT BY BUYER, ALL OTHER CLAIMS TO DAMAGES OR OTHER REMEDIES BEING HEREIN EXPRESSLY WAIVED BY SELLER. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER. UPON DEFAULT BY BUYER, THIS AGREEMENT SHALL BE TERMINATED AND NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER, EACH TO THE OTHER, EXCEPT FOR THE RIGHT OF SELLER TO COLLECT SUCH LIQUIDATED DAMAGES FROM BUYER AND ESCROW HOLDER.

___________________________          ____________________________
Buyer's Initials                         Seller's Initials

     23.0 Assignment.  Buyer shall have the right to assign its rights and
          ----------
obligations under this Agreement, by giving prior written notice to Seller, to any person or entity related to Buyer and used by Buyer or including Buyer as a partner or to any corporation, provided that such assignee expressly assumes the obligations of Buyer hereunder. Any assignee shall succeed to all the rights and remedies hereunder, including, but not limited to, the specific performance of this Agreement and Buyer shall be fully relieved from any further liability under this Agreement.

     24.0 Miscellaneous.
          -------------

          24.1 Partial Invalidity.  If any term or provision of this Agreement
               ------------------
or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

          24.2 Waivers.  No waiver of any breach of any covenant or provision
               -------
herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

          24.3 Survival of Representations.  The covenants and agreements made
               ---------------------------
herein shall survive the Close of Escrow without limitation and shall not merge into the Deed and the recordation thereof in the Official Records. The representations and warranties contained Paragraphs 13 and 15 above shall survive the Close of Escrow for a period of eighteen (18) months and shall not merge into the Deed and the recordation thereof in the Official Records.

          24.4 Successors and Assigns.  This Agreement shall be binding upon
               ----------------------
and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

          24.5 Professional Fees.  In the event of the bringing of any action
               -----------------
or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, agreements or provisions on the part of the other party arising out of this Agreement, then in that event the prevailing party shall be entitled to have and recover from the other party all reasonable costs and expenses of the action or suit, including actual attorneys' fees, accounting and engineering fees, and any other professional fees resulting therefrom.

          24.6 Entire Agreement.  This Agreement (including all Exhibits
               ----------------
attached hereto) is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.

          24.7 Time of Essence.  Seller and Buyer hereby acknowledge and agree
               ---------------
that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof and that failure to timely perform any of the terms, conditions, obligations or provisions hereof by either party shall constitute a material breach of and a non-curable default under this Agreement by the party so failing to perform.

          24.8 Construction.  Headings at the beginning of each paragraph and
               ------------
subparagraph are solely for the convenience of the parties and are not a part of the Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine and vice versa. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to paragraphs and subparagraphs are to this Agreement. All exhibits referred to in this Agreement and the Glossary of Terms are attached and incorporated by this reference. In the event the date on which Buyer or Seller is required to take any action under the terms of this Agreement is not a business day, the action shall be taken on the next succeeding business day.

          24.9 Governing Law.  The parties hereto acknowledge that this
               -------------
Agreement has been negotiated and entered into in the State. The parties hereto expressly agree that this Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State. Each party hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any Indiana state court sitting in or having jurisdiction over Marion County, Indiana or of any federal district court having jurisdiction over Marion County, Indiana in any action or proceeding arising out or relating to this Agreement, and each party hereby irrevocably and unconditionally agrees that any process or notice or motion or other application to any of said courts may be served within or without such court's jurisdiction by certified United States mail at the address of such party set forth herein or at such other address as such party shall designate in writing in accordance herewith, or by personal service.

          24.10 Counterparts.  This Agreement may be executed in any number of
                ------------
counterparts, each of which shall be deemed an original, and all of which, together, shall constitute one and the same instrument.

          24.11 No Joint Venture.  This Agreement shall not create a partnership
                ----------------
or joint venture relationship between Buyer and Seller.

          24.12 Limitation of Liability of Trustee, Shareholders, Advisors,
                -----------------------------------------------------------
Investment Managers and Officers of Buyer.  NOTICE IS HEREBY GIVEN THAT ALL
-----------------------------------------
PERSONS DEALING WITH BUYER SHALL LOOK TO THE ASSETS OF BUYER FOR THE ENFORCEMENT OF ANY CLAIM AGAINST BUYER, AS NEITHER THE TRUSTEES, SHAREHOLDERS, OFFICERS, INVESTMENT MANAGERS NOR ADVISORS OF BUYER ASSUME ANY PERSONAL LIABILITY FOR OBLIGATIONS ENTERED INTO BY OR ON BEHALF OF BUYER.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year hereinabove written.



"BUYER"                                 "SELLER"

COLLEGE PARK PLAZA, INC.,               COLLEGE PARK PLAZA ASSOCIATES, INC., an
a Delaware corporation,                 Indiana corporation

By: /s/ James G. McWalters              By: /s/ Scott D. Teets
   ---------------------------             -------------------------------------
Name: James G. McWalters                Name: Scott D. Teets
    --------------------------               -----------------------------------
Its: Vice President                     Its: Asso. Gen. Counsel & Ass't. Sec'y.
    --------------------------              ------------------------------------



By: /s/ Jeffrey S. Cavanaugh            By: /s/ Thomas J. Salentine
   ---------------------------             -------------------------------------
Name: Jeffrey S. Cavanaugh              Name: Thomas J. Salentine
     -------------------------               -----------------------------------
Its: Vice President                     Its: EVP & Chief Financial Officer
    --------------------------               -----------------------------------

                               GLOSSARY OF TERMS

          (1) "Authorities" means any governmental or quasi-governmental body or agency having jurisdiction over the Project and/or Seller including, without limitation, the State, the City and the County.

          (2)  "Broker" means Colliers Turley Martin Tucker.

          (3)  "Cash Equivalent" means a wire transfer of funds.

          (4) "Close of Escrow" or "Closing" means the date the Deed is recorded in the Official Records.

          (5) "Closing Date" means fifteen (15) days after the later of: (a) the Contingency Date, or (b) the date that Interactive has (i) commenced occupancy of approximately 36,797 square feet commonly known as Suite 300 of the Improvements ("Suite 300"); (ii) commenced paying rent for Suite 300; and (iii)
                                                                      ---
delivered a Tenant Estoppel Certificate reasonably acceptable to Buyer.

          (6) "Contingency Date" means the earlier of the Closing Date or forty-five (45) days after the Opening of Escrow.

          (7) "Escrow" means the above-referenced escrow opened with Escrow Holder for the consummation of the transaction described in this Agreement.

          (8)  "Escrow Holder" means Chicago Title Company.

          (9) "Governmental Regulations" means any laws, ordinances, rules, requirements, resolutions, policy statements and regulations (including, without limitation, those relating to land use, subdivision, zoning, environmental, toxic or hazardous waste, occupational health and safety, water, earthquake hazard reduction, disabled persons and building and fire codes) of the Authorities bearing on the construction, alteration, rehabilitation, maintenance, use, operation or sale of the Project.

          (10) "Hazardous Material" means any radioactive, hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of Indiana or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as a "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" or "hazardous substance" under any state or federal law, (ii) asbestos, (iii) lead, and/or (iv) petroleum.

          (11) "Improvements" means all buildings, fixtures, structures, parking areas, landscaping and other improvements constructed and located on the Real Property, including, but not limited to, an office building containing approximately 180,460 net rentable square feet, together with all machinery and mechanical, electrical, HVAC and plumbing systems (other than

Personal Property) used in the operation thereof, but excluding any such items owned by Tenants in possession or public or private utilities or contractors under contract.

          (12) "Licenses and Permits" means (A) all licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps and entitlements issued, approved or granted by Authorities or otherwise in connection with the Project, (B) all right, title and interest of Seller in and to the use of the name "College Park Plaza" and any and all other trade names and logos used by Seller in the operation and identification of the Project; (C) any and all development rights and other intangible rights, titles, interests, privileges and appurtenances owned by Seller and in any way related to or used in connection with the Project and its operation; (D) licenses, permits, maps, certificates of occupancy, building inspection approvals and unrecorded covenants, conditions and restrictions, reciprocal easement agreements, area easement agreements and other common or planned development agreements or documents affecting the Project; and (E) all licenses, consents, easements, rights of way and approvals required from private parties to make use of utilities and to insure vehicular and pedestrian ingress and egress to the Project.

          (13)  "Official Records" means the Official Records of the County.

          (14) "Opening of Escrow" means the date on which a fully executed copy of this Agreement is delivered to Escrow Holder by Buyer and Seller, which shall occur no later than three (3) business days after the Execution Date.

          (15) "Personal Property" means all equipment, appliances, tools, machinery, supplies, building materials and other personal property of every kind and character owned by Seller and attached to, appurtenant to, located in or used in connection with the operation of the Project including, without limitation, all attachments, appliances, fittings, gas and oil burners, automatic stokers, lighting fixtures, doors, cabinets, partitions, mantles, elevators, electric motors, pumps, screens, flag poles, waste disposal or storage equipment, all sprinklers, plumbing, heating, air conditioning, electrical, ventilating, lighting, incinerating, vacuum cleaning, refrigerating and cooling systems, each with its respective furnaces, boilers, engines, motors, dynamos, radiators, pipe, wiring and other apparatus, vaults, safes, fire prevention and extinguishing equipment, carpets, floor covering, kitchen appliances and antenna, and the Records and Plans.

          (16) "Property" means, collectively, the Real Property, the Improvements, the Licenses and Permits, the Records and Plans, the Personal Property, the Warranties and all of Seller's interest in the Tenant Leases, Tenant Deposits and the Service Contracts which are not disapproved by Buyer, together with: (a) all appurtenances, streets, alleys, easements, right-of-way in or to all streets or other interests in, on, across, in front of, abutting or adjoining the Real Property, and (b) all of the rights, title, interests, privileges and appurtenances which are in any way related to or used in connection with the Real Property and Improvements.

          (17) "Property Management Agreement" means that certain Management Agreement dated as of June 1, 1998 between Seller and Eaton & Lauth Real Estate Services, Inc. pertaining to the Property, a true and complete copy of which has been delivered by Seller to Buyer.

          (18) "Real Property" means that certain real property located in the City and County containing the Improvements and more particularly described in Exhibit "A" attached hereto and incorporated herein by this reference, together with all right, title and interest of the Seller in and to all streets, alleys, easements and rights-of-way in, on, across, in front of, abutting or adjoining said real property.

          (19) "Records and Plans" means (A) all financial and other books and records maintained in connection with the operation of the Project (excluding the Operating Statements), (B) all preliminary, final and proposed building plans and specifications (including "as-built" drawings) respecting the Improvements, (C) all surveys, structural reviews, grading plans, topographical maps, architectural drawings and engineering, soils, seismic, geologic, environmental contamination and architectural reports, studies and certificates and other documents pertaining to the Project.

          (20) "Service Contracts" means any and all service contracts, maintenance contracts, operating contracts, management contracts, warranties, guarantees, bonds, listing agreements, parking contracts and like contracts and agreements relating to the Project, together with all supplements, amendments and modifications thereto, relating to the Property.

          (21) "Tenant Deposits" means all security deposits, letters of credit, prepaid rentals, cleaning fees and other deposits, plus any interest accrued thereon, paid by Tenants to Seller or any other person relative to the Project.

          (22) "Tenant Leases" means all leases, licenses, rental agreements or occupancy agreements, and all amendments and supplements thereto, relating to all or any portion of the Project (together with all rents, issues and profits thereunder).

          (23) "Tenant" means any person who is named tenant or lessee under a Tenant Lease.

          (24)  "Title Company" means Chicago Title Company.

          (25) "To the best of Seller's knowledge" or other references herein to Seller's knowledge mean the knowledge a party would be expected to have by reason of continued involvement with the Property as developer (as to those portions of the Property developed or rehabilitated by Seller), owner, managing agent and leasing agent.

          (26) "Warranties" means all warranties, indemnities, guarantees and bonds (express or implied) issued in connection with the Property or any portion thereof.

                                  EXHIBIT "A"
                                  -----------
                               LEGAL DESCRIPTION
                               [TO BE PROVIDED]

                                  EXHIBIT "B"
                                  -----------
                          TENANT ESTOPPEL CERTIFICATE
____________, 1999
To:
____________________
____________________
____________________
____________________

Re:       Lease Dated:  _________________________________
          Landlord:  _________________________________
                    ________________________ ("Landlord")
          Tenant:  _________________________________
                    __________________________ ("Tenant")
          Premises: Approximately ____ square feet located at ________________________ ("Premises")

Ladies and Gentlemen:

          The undersigned hereby certifies to ___________________________, a ___________________, or its assigns ("Buyer") as of the date hereof as follows:

          1. The undersigned is the "Tenant" under the above-referenced lease ("Lease") covering the above-referenced Premises ("Premises").

          2. The Lease, attached hereto as Exhibit "A", constitutes the entire agreement between Landlord and Tenant with respect to the Premises and the Lease has not been modified, changed, altered or amended in any respect except as follows (if none, so state):

          3. The term of the Lease commenced on _________, 19__, and, including any presently exercised option or renewal term, will expire on _________, 19___. Tenant has accepted complete possession of the Premises and is the actual occupant in possession and has not sublet, assigned or hypothecated or otherwise transferred all or any portion of Tenant's leasehold interest. All improvements to be constructed on the Premises by Landlord have been completed to the satisfaction of Tenant and accepted by Tenant and any tenant construction allowances have been paid in full. All duties of an inducement nature required of the Landlord in the Lease have been fulfilled. All of the Landlord's obligations which have accrued prior to the date hereof have been performed.

          4. There exists no breach or default, nor state of facts nor condition which, with notice, the passage of time, or both, would result in a breach or default on the part of either Tenant or Landlord. To the best of Tenant's knowledge, no claim, controversy, dispute, quarrel or disagreement exists between Tenant and Landlord.

          5. Tenant is currently obligated to pay base annual rental in monthly installments of $_________ per month and monthly installments of annual rental have been paid through _______, 19__. In addition, Tenant is currently obligated to pay a proportionate share of common area maintenance charges and real estate taxes equal to $_________ per month, based on ___%. Reconcilement for the Tenant's proportionate share of common area maintenance charges and real estate taxes
have been made through          ,199__, and Tenant or Landlord, as appropriate,
has been fully and finally reimbursed for any deviations between the estimated payments and the actual expense therefor. No other rent has been paid in advance and Tenant has no claim or defense against Landlord under the Lease and is asserting no offsets or credits against either the rent or Landlord. Tenant has no claim against Landlord for any security, rental, cleaning or other deposits, except for a security deposit in the amount of $________ which was paid pursuant to the Lease.

          6. The Lease is in full force and effect in accordance with its terms and is a binding obligation of the undersigned.

          7. The undersigned has received no notice of prior sale, transfer, assignment, hypothecation or pledge of the Lease or of the rents secured therein, except to Buyer.

          8. Tenant has no option or preferential right to purchase all or any part of the Premises (or the real property of which the Premises are a part) nor any right or interest with respect to the Premises or the real property of which the Premises are a part other than as set forth in the Lease. Tenant has no right to renew or extend the terms of the Lease or expand the Premises except ____________________________________ (if none, so state).

          9. Tenant has made no agreement with Landlord or any agent, representative or employee of Landlord concerning free rent, partial rent, rebate of rental payments or any other type of rental or other economic inducement or concession except as expressly set forth in the Lease.

          10. There has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States, or any state thereof, or any other action brought under said bankruptcy laws with respect to Tenant.

          11. All insurance required of Tenant by the Lease has been provided by Tenant and all premiums paid.

          12. The undersigned (i) is not presently engaged in nor does it presently permit, (ii) has not at any time in the past engaged in nor permitted, and (iii) has no knowledge that any third person or entity engaged in or permitted any operations or activities upon, or any use or occupancy of the Premises, or any portion thereof, for the purpose of or in any way involving the handling, manufacturing, treatment, storage, use, transportation, spillage, leakage, dumping, discharge or disposal (whether legal or illegal, accidental or intentional) of any radioactive, toxic or hazardous substances, materials or wastes, or any wastes regulated under any local, state or federal law, except as follows:

_______________________________
____________________________________________________ (if none, so state).

     13.  The undersigned acknowledges that:

          (a) Buyer or Buyer's assignee is purchasing Landlord's interest in the property which includes the Premises and, in connection with that purchase, will be receiving an assignment of Landlord's interest under the Lease;

          (b) Landlord, Buyer and Buyer's successors, agents and assigns (including, but not limited to subsequent purchasers, lenders and title insurers) will be relying upon each of the statements contained herein in connection with Buyer's purchase of the property of which the Premises are a part and but for the assurances and agreements contained herein Buyer would not purchase the property of which the Premises are a part; and

          (c) The undersigned will attorn to and recognize Buyer as the Landlord under the Lease and will pay all rents and other amounts due thereunder to Buyer upon notice to the undersigned that Buyer has become the owner of Landlord's interest in the Premises under the Lease.

                                     LEASE
                               [TO BE PROVIDED]

                                  EXHIBIT "C"
                                  -----------

                             SPECIAL WARRANTY DEED
                             ---------------------


          THIS INDENTURE WITNESSETH, that College Park Plaza Associates, Inc., an Indiana corporation ("Grantor"), CONVEYS to College Park Plaza, Inc., a Delaware corporation ("Grantee"), for the sum of Ten and no/100 Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the real estate in Marion County, Indiana, more particularly described in the attached Exhibit A (the "Real Estate").
                                       ---------

          SUBJECT TO the lien of real estate taxes due and payable in May, 1999, and thereafter, and all general and special assessments and all other governmental, municipal and public dues, charges and impositions not delinquent, each of which Grantee assumes and agrees to pay, and to the following matters:

          1.  The matters identified on the attached Exhibit B; and
                                                     ---------

          2. All matters that would be disclosed by an accurate Indiana Land Title Association minimum standard detail survey of the Real Estate.

          Grantor, as its sole warranty herein, specially warrants to Grantee, its successors and assigns, that Grantor will forever defend title to the Real Estate (subject to the matters to which this conveyance is hereinabove made subject) against only those claims of persons who shall claim title to or assert claims affecting the title to the Real Estate, or any part thereof, under, by or through Grantor, but not otherwise.

          The undersigned person executing this deed on behalf of Grantor represents and certifies that he is a duly elected officer of Grantor and has been fully empowered and duly authorized by all necessary action of Grantor to execute and deliver this Special Warranty Deed; that Grantor has full capacity to convey the real estate described herein; and that all necessary action for the making of such conveyance has been taken or done.

          IN WITNESS WHEREOF, Grantor has executed this Special Warranty Deed this _______ day of _____________, 1999.

GRANTOR:

                         COLLEGE PARK PLAZA ASSOCIATES, INC.


                         By:__________________________________________

                         Printed:_____________________________________

                         Title:_______________________________________


STATE OF INDIANA    )
                    )  SS:
COUNTY OF MARION    )

          Before me, a Notary Public in and for the State of Indiana, personally appeared _________________________, the ______________ of College Park Plaza
Associates, Inc., who, having been duly sworn, acknowledged the execution of the foregoing Special Warranty Deed.

          Witness my hand and Notarial Seal this ______ day of ______________, 1999.


                            ______________________________________
                            Notary Public

                            ______________________________________
                            Printed Name


My commission expires: ____________________________

I am a resident of _________________ County, Indiana.

This instrument was prepare by Thomas A. Vogtner, Attorney at Law, Baker & Daniels, 300 North Meridian, Suite 2700, Indianapolis, Indiana, 46204.

Send document after recording and tax statements to College Park Plaza, Inc., 800 Newport Center Drive, Suite 300, Newport Beach, California 92660, Attn:
David Hubbs.

                               LEGAL DESCRIPTION
                               [TO BE PROVIDED]

STATE OF                 )
                         )  ss.
COUNTY OF                )


          On ________________________, before me, ________________________, a
Notary Public in and for said state, personally appeared _______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.


                                         _______________________________________
                                             Notary Public in and for said State

                                  EXHIBIT "D"
                                  -----------

                            TENANT LEASE ASSIGNMENT

          This tenant lease assignment ("Assignment") is made this _____ day of ______, 199_ by and between ___________________________, a ________________
("Assignor"), and ______________________________, a ______________,
("Assignee") with respect to the following matters.

                                 WITNESSETH:

          Assignor and Assignee entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions, dated as of _______, 199_ ("Agreement"), respecting the sale of certain "Property" (as defined in the Agreement). Unless otherwise indicated herein, all capitalized terms in this Assignment shall have the meaning ascribed to them in the Agreement.

          Under the Agreement, Assignor is obligated to assign to Assignee any and all of its right, title and interest in and to all Tenant Leases and Tenant Deposits, which Tenant Leases and Tenant Deposits are set forth on Exhibit "A" attached hereto.

          NOW, THEREFORE, incorporating the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns, sells, transfers, sets over and delivers unto Assignee all of Assignor's estate, right, title and interest in and to the Tenant Leases and Tenant Deposits and Assignee hereby accepts such assignment.

          Assignor hereby covenants that Assignor will, at any time and from time to time upon written request therefor, execute and deliver to Assignee, Assignee's successors, nominees or assigns, such documents as Assignee or they may reasonably request to fully assign and transfer to and vest in Assignee or Assignee's successors, nominees and assigns, all of Assignor's right, title and interest in and to the Tenant Leases and the Tenant Deposits

          Assignee hereby assumes the performance of all of the terms, covenants and conditions imposed upon Assignor as landlord under the Tenant Leases first accruing and arising on or after the date of delivery of this Assignment (the "Assumed Obligations"). Assignor hereby acknowledges that the Assumed Obligations shall expressly exclude therefrom any liabilities or obligations associated with the Unfinished Work (as defined in the Agreement).

          Assignor hereby agrees to indemnify, defend and hold harmless Assignee, Assignee's agents and Assignee's and their successors and assigns from and against any and all claims, losses, liabilities and expenses, including reasonable attorneys' fees, suffered or incurred by Assignee by reason of: (i) any breach by Assignor prior to the date hereof, of any Assignor's obligations under the Tenant Leases or with respect to the Tenant Deposits, or (ii) any leasing commissions, broker's commissions or finder's fees which accrue after the date hereof with respect to the existing Tenant Leases, other than the Option Commissions that are the responsibility of Assignee pursuant to the Agreement.

          Assignee hereby agrees to indemnify, defend and hold harmless Assignor, Assignor's agents and Assignor's and their successors and assigns from and against any and all claims, losses, liabilities and expenses, including reasonable attorneys' fees, suffered or incurred by Assignor by reason of (i) any breach by Assignee from and after the date hereof, of any of Assignee's Assumed Obligations under the Tenant Leases, or (ii) any Option Commissions that are the responsibility of Assignee pursuant to the Agreement.

          In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including actual attorneys' fees and costs.

          This Assignment may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

          This Assignment shall be binding upon and inure to the benefit of the successors, assignees, personal representatives, heirs and legatees of all the respective parties hereto.

          This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of Indiana.

                       TENANT LEASES AND TENANT DEPOSITS
                               [TO BE PROVIDED]

                                  EXHIBIT "E"
                                  -----------

                      GENERAL ASSIGNMENT AND BILL OF SALE

          THIS GENERAL ASSIGNMENT AND BILL OF SALE ("Assignment") is made this ____ day of _______, 199_ by and between _____________________________, a
_______________________ ("Assignor"), and _________________________, a
_________________, ("Assignee"), with respect to the following matters.

                                 WITNESSETH

          Assignor and Assignee entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions, dated as of ______, 199_ ("Agreement"), respecting the sale of certain "Property", including the "Real Property" described in Exhibit "A" attached hereto and the "Improvements" located thereon (all as defined in the Agreement). Unless otherwise indicated herein, all capitalized terms in this Assignment shall have the meaning ascribed to them in the Agreement.

          Under the Agreement, Assignor is obligated to assign to Assignee any and all of its right, title and interest in and to: (i) the Records and Plans,
(ii) the Licenses and Permits, (iii) the Service Contracts, (iv) the Personal Property, and (v) the Warranties.

          NOW, THEREFORE incorporating the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns, sells, transfers, sets over and delivers unto Assignee, to the extent assignable, all of Assignor's estate, right, title and interest in and to, and Assignee hereby accepts such assignment, with respect to:

               (i)  the Records and Plans;

               (ii)  the Licenses and Permits;

               (iii)  the Service Contracts;

               (iv)  the Personal Property;

               (v)  the Warranties;

               (vi) any other tangible personal property and all intangible rights in connection with the complete and comfortable use, enjoyment, occupancy or operation of the Property, except that owned by Bindley Western Industries, Inc. or any Tenant of the Property.

          Assignor hereby covenants that Assignor will, at any time and from time to time, upon written request therefor, execute and deliver to Assignee, Assignee's successors, nominees and assigns, any new or confirmatory instruments which Assignee, Assignee's successors, nominees and assigns may reasonably request in order to fully assign and transfer to and vest in Assignee, or Assignee's successor, nominee and assigns, all of Assignor's right, title and interest in and to the Records and Plans, Licenses and Permits, Service Contracts, Personal Property, Warranties and all related warranties, indemnities and guarantees, and all other tangible property and intangible rights in connection with the Property.

          Assignee hereby assumes the performance of all of the terms, covenants and conditions imposed upon Assignor under the Service Contracts, first accruing and arising on or after the date of this Agreement (the "Assumed Obligations").

          Assignee hereby agrees to indemnify, defend and hold harmless Assignor, Assignor's agents and their successors and assigns from and against any and all claims, losses, liabilities and expenses, including reasonable attorneys' fees, suffered or incurred by Assignor by reason of any breach by Assignee from and after the date hereof of any of Assignee's Assumed Obligations under the Service Contracts.

          Assignor hereby agrees to indemnify, defend and hold harmless Assignee, Assignee's agents and their successors and assigns from and against any and all claims, losses, liabilities and expenses, including reasonable attorneys' fees, suffered or incurred by Assignee by reason of any breach by Assignor prior to the date hereof of any of Assignor's obligations under the Service Contracts.

          In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including actual attorneys' fees and costs.

This Assignment maybe executed simultaneously in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

This Assignment shall be binding upon and inure to the benefit of the successors, assignees, personal representatives, heirs and legatees of all the respective parties hereto.

          This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of Indiana.

          IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment as of the day and year first above written.

                               LEGAL DESCRIPTION
                               [TO BE PROVIDED]

                                  EXHIBIT "F"
                                  -----------


               TRANSFEROR'S CERTIFICATION OF NON-FOREIGN STATUS

          To inform _________________________________, a ____________________,
("Transferee"), that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended ("Code") will not be required upon the transfer of certain real property to the Transferee by __________________, a ____________ ("Transferor"), the undersigned hereby certifies the following on behalf of the
Transferor:

          1. The Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

          2. The Transferor's U.S. employer identification/social security number is ____________________________; and

          3.  The Transferor's office/personal residence address is
____________________________.

          The Transferor understands that this Certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

          The Transferor understands that the Transferee is relying on this Certification in determining whether withholding is required upon said transfer.

          Under penalty of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Transferor.

                                  EXHIBIT "G"
                                  -----------

                              SURVEY REQUIREMENTS

          1. The final survey must be an "as built" survey certified to ____________________________ by a registered land surveyor using the attached surveyor's certificate. The survey is to have the surveyor's seal affixed, manually signed by the surveyor, and is to reflect a current date. Older surveys are acceptable if updated and re-certified.

          2. The full legal description and street address must be shown. The legal description must be identical to the title report description or discrepancies explained.

          3. All perimeter property lines must be specifically identified. The survey must show the location by courses and distances of: (a) the parcel to be conveyed, (b) the relation of the point of beginning of said parcel to the monument from which it is fixed, (c) all easements affecting the property, (d) the established building set back lines, and (e) the line of the street or streets abutting the parcel and the width of said streets.

          4. The number of square feet or acres contained in the parcel must be specifically identified.

          5. All streets adjacent to the property, R.O.W. lines, and the distance from the nearest intersecting streets must be specifically identified. The survey must disclose that access to the adjacent street exits.

          6.  All curb cuts, driveways, and fences must be shown.

          7. All exceptions (including but not limited to all easements affecting the property) on the title reports must be plotted (or identified on the face of the survey as not plottable) and identified by recording information (Book and Page or document number of instrument creating the exception) and exception number on the title report. If any exception (except liens) is not plottable, the reason why must be indicated.

          8. All structures, improvements including sidewalks, planters, stoops, overhangs, street lighting and parking areas must be shown. The square footage and number of stories of all structures must be listed and any improvements under construction. Show all structures and improvements on said parcel with horizontal lengths of all sides and the relation thereof by distance to: (a) all boundary lines of the parcel, (b) servient easements, (c) established building lines, and (d) street lines.

          If the survey comprises more than one parcel, it should show interior lines and facts sufficient to insure contiguity.

          The location of all easements and rights-of-ways benefitting the subject property should be shown and the legal description set forth on the survey.

          Illustration of all surface drainage lines, including their outfalls.

          9. Identify all utility lines as they service the property and improvements (including but not limited to sewer, water, gas, electric and telephone). Indicate whether the utility line is above or below grade and show the size of the respective services; however, gas and water lines shall be as shown on plans provided by the gas company and water company.

          10. Show and describe any encroachments upon adjoining property by improvements located on the subject property, or encroachments by improvements located on adjoining property or onto the subject property, or make a positive statement that there are no encroachments. All perimeter fences and walls and other improvements along property lines, should be shown with dimensions. All party walls of buildings on the property line should indicate the thickness of the portions on either side of the property line.

          11. Identify parking and paved areas. Identify the number of vehicles that may be parked, in each parking area.

          12. State whether or not property appears on any F.E.M.A. Flood Insurance Boundary Map and, if so, further state map number and whether or not property appears in the "Flood Hazard Area" shown on the map.

          13. Show the location and direction of flow for existing streams, rivers, surface drainage systems, and water and sewer lines, if any.

          14. Show the location of railroad tracks and railway rights-of-way and sidings.

          15. The location of rubbish fills, sloughs, springs, filled in wells or cisterns and seep holes should be charted wherever possible.

          16.  North direction indicated by an arrow.

          17. Zoning use and density classification (but not the calculation) of the property and location of any lines that divide the property into different classifications.

          18. Show all wires and cables crossing, entering or leaving the subject property indicating the amount of cross areas or wire overhang and all anchors and/or guy wires affecting the subject property.

                            SURVEYOR'S CERTIFICATE

          The surveyor has been furnished with a preliminary title report #____________________________ issued by ____________________________, dated as of ____________________________.

          I hereby certify to ____________________________  as of the date hereof, that (I) the survey was made in accordance with the ____________________________ survey requirements; (II) the legal description on the survey is a true, correct and complete description of the property depicted on the survey; (III) the attached print of the survey prepared by me was actually made upon the ground; (IV) the survey and the information, courses and distances shown thereon are correct including without limitation all set-backs and yard lines; (V) the survey correctly shows affixed and determinable position and location of the land described thereon (including the position of the point of beginning if the land is described by metes and bounds); (VI) the print of survey accurately reflects boundary lines of the described property which "close by engineering calculation"; (VII) the size, location, type and relation of buildings and improvements and bodies of water are correct as shown and all are within the boundary lines of the property; (VIII) all driveways or other cuts in the curb along any street upon which the land abuts are correct as shown; (IX) there are no violations of zoning ordinances, restrictions or other rules and regulations with reference to the location of said buildings and improvements;
(X) there are no easements, encroachments, rights of way or uses affecting this property appearing from a careful physical inspection of the same, other than those shown and depicted on the survey; (XI) there are no building restrictions or setback lines, party walls, encroachments, overhangs of any improvements upon any easements, rights of way or adjacent land upon this property, except as shown and depicted on the survey; (XII) there are no encroachments by the improvements on the subject property onto adjacent property or third party easement rights except as shown on the survey; encroachments, as used herein, include encroachments or protrusions onto the subject property by above-ground improvements on adjacent property, rights-of-way, easements or building setbacks by any above-ground improvements on the subject property and any conflicts or overlaps of the metes and bounds calls of the subject property and those of adjacent property, easements, or rights-of-way; and (XIII) flood zone certification;

          This survey is made in accordance with the "MINIMUM STANDARD DETAIL REQUIREMENTS FOR LAND TITLE SURVEYS" jointly established and most recently adopted by ALTA ACSM.

Signature:                  ____________________________
Registered Land Surveyor    ____________________________
Registration #:             ____________________________
Date:                       ____________________________

                                  EXHIBIT "H"
                                  -----------

                                 BINDLEY LEASE

                                                                    EXHIBIT 10-K


                              FIRST AMENDMENT TO
                        AGREEMENT OF PURCHASE AND SALE
                         AND JOINT ESCROW INSTRUCTIONS


          This First Amendment to Agreement of Purchase and Sale and Joint Escrow Instructions (this "First Amendment") is made this 12th day of April 1999 by and between COLLEGE PARK PLAZA ASSOCIATES, INC., an Indiana corporation ("Seller"), and COLLEGE PARK PLAZA, INC., a Delaware corporation ("Buyer").


                                   Recitals

          A. Buyer and Seller entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions with an Execution Date of March 30, 1999 (the "Agreement"). The Agreement concerns the purchase and sale of the Property (as defined in the Agreement).

          B. Subject to the terms and conditions set forth in this First Amendment, Buyer and Seller now desire: (i) to recalculate the Purchase Price based on the revised rentable square footage of the Improvements; and (ii) to make certain other changes, as more particularly set forth herein.


                        Agreement Terms and Conditions

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, Buyer and Seller agree as follows:

          1.   Rentable Square Footage of Improvements.  Buyer and Seller agree
               ---------------------------------------
that the Improvements consist of 179,460 rentable square feet.

          2.   Purchase Price.  In accordance with Section 2 of the Agreement,
               --------------
the Purchase Price is reduced from $21,600,000.00 to $21,480,310.00. Buyer and Seller agree that the reduction in the Purchase Price was calculated per the formula in Section 2 of the Agreement, as follows: $21,600,000.00 - [$119.69 X (180,460 - 179,460)].

          3.   Rentable Area of Premises Leased to Bindley Western Industries,
               ---------------------------------------------------------------
Inc.  Buyer and Seller agree that, notwithstanding the change in the rentable
---
square footage of the Improvements as set forth in Paragraph 1 above, the rentable area of the premises to be leased to Bindley Western Industries, Inc. pursuant to the Bindley Lease shall remain 75,948 square feet.

          4.   Building Percentage.  For purposes of the Bindley Lease, the
               -------------------
Building Percentage set forth in Section 1.02(C) shall be changed from 42.09% to 42.32%.

          5.   Effectiveness of Bindley Lease.  Notwithstanding the execution of
               ------------------------------
the Bindley Lease before the date of this First Amendment, the Bindley Lease shall be effective only upon the Close of Escrow.

          6.   Agreement in Full Force.  Except for those provisions which are
               -----------------------
inconsistent with this First Amendment and those terms, covenants and conditions for which performance has heretofore been completed, all other terms, covenants and conditions of the Agreement shall remain in full force and effect. The term "Agreement" where used in the Agreement shall hereinafter refer to the Agreement, as amended by this First Amendment.

          7.   Capitalized Terms.  All capitalized terms used but not
               -----------------
specifically defined in this First Amendment shall have the meanings ascribed to such terms in the Agreement.

          8.   Binding Effect.    This First Amendment shall be binding upon and
               --------------
inure to the benefit of Buyer, Seller, and their respective successors and assigns.

          9.   Facsimile.  Each party hereto, and their respective successors
               ---------
and assigns shall be authorized to rely upon the signatures of all of the parties hereto on this First Amendment which are delivered by facsimile as constituting a duly authorized, irrevocable, actual, current delivery of this First Amendment with original ink signatures of each person and entity; provided, however, that each party hereto that delivers such facsimile signatures to another party hereto, covenants and agrees that it shall deliver an executed original of the same to the party(s) so receiving the previous facsimile signatures within ten (10) days after the delivery of such facsimile signatures.

          10.  Counterparts.  This First Amendment may be executed in
               ------------
counterparts, each of which shall be deemed an original part and all of which together shall constitute a single agreement.

          IN WITNESS WHEREOF, Buyer and Seller have executed this First Amendment as of the date first written above.


BUYER:                                     SELLER:

COLLEGE PARK PLAZA, INC.,                  COLLEGE PARK PLAZA ASSOCIATES,
                                           INC., an Indiana corporation
a Delaware corporation


By: /s/  Jeffrey S. Cavanaugh             By: /s/  Scott D. Teets
    ----------------------------             --------------------------------

    Name: Jeffrey S. Cavanaugh                Name: Scott D. Teets
         -----------------------                   --------------------------

    Position: Vice President                  Position: Asso. Gen. Counsel &
             -------------------                        ---------------------
                                                        Assistant Secretary
                                                        ---------------------

By: /s/  David K. Hubbs                      By: /s/  Michael D. McCormick
    -------------------------                   --------------------------------

    Name: David K. Hubbs                        Name: Michael D. McCormick
          -------------------                         --------------------------

    Position: President                         Position: EVP, General Counsel &
             ----------------                            -----------------------
                                                         Secretary
                                                         -----------------------

                                    JOINDER

          The undersigned, as Tenant under the Bindley Lease, joins herein to evidence its agreement with the provisions of this First Amendment, including, without limitation, the terms of Paragraphs 1, 3, 4 and 5 hereof.


                                           TENANT:

Dated:  April ___, 1999                    BINDLEY WESTERN INDUSTRIES, INC.,
                                           an Indiana corporation


                                           By: ________________________________

                                           Name: ______________________________

                                           Position: __________________________



                           ACKNOWLEDGMENT OF RECEIPT

          By signing below, Chicago Title Insurance Company, as Escrow Holder, acknowledges receipt of this First Amendment.


                                           ESCROW HOLDER:

Dated:  April ___, 1999                    CHICAGO TITLE INSURANCE COMPANY


                                           By: ________________________________

                                   Name: _________________________

                                   Position: _____________________

                                                                    Exhibit 10-K

                              SECOND AMENDMENT TO
                        AGREEMENT OF PURCHASE AND SALE
                         AND JOINT ESCROW INSTRUCTIONS


          This Second Amendment to Agreement of Purchase and Sale and Joint Escrow Instructions (this "Second Amendment") is made this 22nd day of April 1999 by and between COLLEGE PARK PLAZA ASSOCIATES, INC., an Indiana corporation ("Seller"), and COLLEGE PARK PLAZA, LLC, a Delaware limited liability company ("Buyer").


                                   Recitals

          A. Seller and College Park Plaza, Inc., a Delaware corporation ("Original Entity"), entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions with an Execution Date of March 30, 1999 (the "Original Agreement").

          B. Seller and Original Entity modified the Original Agreement pursuant to that certain First Amendment to Agreement of Purchase and Sale and Joint Escrow Instructions dated as of April 12, 1999 (the "First Amendment").

          C. The Original Agreement, as modified by the First Amendment, shall be referred to herein as the "Agreement."

          D. The Agreement concerns the purchase and sale of the Property (as defined in the Agreement).

          E. Buyer, as a limited liability company, was formed to take title to the Property.

          F. Subject to the terms and conditions set forth in this Second Amendment, Buyer and Seller now desire to amend the Agreement to confirm that Buyer, not Original Entity, is the buyer under the Agreement.


                        Agreement Terms and Conditions

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, Buyer and Seller agree as follows:

          1.   Identification of Buyer in Agreement.  For all purposes under the
               ------------------------------------
Agreement (including all exhibits), the buyer shall be College Park Plaza, LLC, a Delaware limited liability company. All references to "College Park Plaza, Inc. a Delaware corporation" are hereby deleted and replaced with "College Park Plaza, LLC, a Delaware limited liability company." Buyer and Seller acknowledge and agree that the Agreement shall be effective and shall continue in full force and effect as if the original parties thereto had been Buyer and Seller.

          2.   Agreement in Full Force.  Except for those provisions which are
               -----------------------
inconsistent with this Second Amendment and those terms, covenants and conditions for which performance has heretofore been completed, all other terms, covenants and conditions of the Agreement shall remain in full force and effect. The term "Agreement" where used in the Agreement shall hereinafter refer to the Agreement, as amended by this Second Amendment.

          3.   Capitalized Terms.  All capitalized terms used but not
               -----------------
specifically defined in this Second Amendment shall have the meanings ascribed to such terms in the Agreement.

          4.   Binding Effect.    This Second Amendment shall be binding upon
               --------------
and inure to the benefit of Buyer, Seller, and their respective successors and assigns.

          5.   Facsimile.  Each party hereto, and their respective successors
               ---------
and assigns shall be authorized to rely upon the signatures of all of the parties hereto on this Second Amendment which are delivered by facsimile as constituting a duly authorized, irrevocable, actual, current delivery of this Second Amendment with original ink signatures of each person and entity; provided, however, that each party hereto that delivers such facsimile signatures to another party hereto, covenants and agrees that it shall deliver an executed original of the same to the party(s) so receiving the previous facsimile signatures within ten (10) days after the delivery of such facsimile signatures.

                                                                    Exhibit 10-K

          6.   Counterparts.  This Second Amendment may be executed in
               ------------
counterparts, each of which shall be deemed an original part and all of which together shall constitute a single agreement.


          IN WITNESS WHEREOF, Buyer and Seller have executed this Second Amendment as of the date first written above.


BUYER:                                         SELLER:

COLLEGE PARK PLAZA, LLC,                    COLLEGE PARK PLAZA ASSOCIATES, INC.,
a Delaware limited liability company        an Indiana corporation


By:  /s/  David K. Hubbs                    By:  /s/  Scott D. Teets
     --------------------------------            -------------------------------
     Name: David K. Hubbs                        Name: Scott D. Teets
           --------------------------                  -------------------------
     Position: President                         Position: Asso. Gen. Counsel &
               ----------------------                      ---------------------
                                                           Assistant Secretary
                                                           ---------------------

By:  /s/  David R. Brush                    By:  /s/  Michael D. McCormick
     --------------------------------            -------------------------------
     Name: David R. Brush                        Name: Michael D. McCormick
           --------------------------                  -------------------------
     Position: Assistant Secretary               Position: EVP, General Counsel
               ----------------------                      ---------------------
                                                           & Secretary
                                                           ---------------------

                                                                    Exhibit 10-K

                           ACKNOWLEDGMENT OF RECEIPT


          By signing below, Chicago Title Insurance Company, as Escrow Holder, acknowledges receipt of this Second Amendment.


                                   ESCROW HOLDER:

Dated:  April ___, 1999            CHICAGO TITLE INSURANCE COMPANY


                                   By:  _______________________________

                                        Name: _________________________

                                   Position: __________________________

                              THIRD AMENDMENT TO
                        AGREEMENT OF PURCHASE AND SALE
                         AND JOINT ESCROW INSTRUCTIONS

          This Third Amendment to Agreement of Purchase and Sale and Joint Escrow Instructions (this "Third Amendment") is made as of this 30/th/ day of April, 1999 by and between COLLEGE PARK PLAZA ASSOCIATES, INC., an Indiana corporation ("Seller"), and COLLEGE PARK PLAZA, LLC, a Delaware limited liability company ("Buyer").

                                 R E C I T A L S

          1. Seller and College Park Plaza, Inc., a Delaware corporation ("Original Entity"), entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions with an execution date of March 30, 1999 (the "Original Agreement").

          2. Seller and Original Entity modified the Original Agreement pursuant to that certain First Amendment to Agreement of Purchase and Sale and Joint Escrow Instructions dated April 12, 1999 (the "First Amendment").

          3. Seller and Buyer further modified the Original Agreement pursuant to that certain Second Amendment of Purchase and Sale and Joint Escrow Instructions, dated April 22, 1999 (the "Second Amendment").

          4. The Original Agreement, as modified by the First Amendment and the Second Amendment, shall be referred to herein as the "Agreement."

          5. The Agreement concerns the purchase and sale of the Property (as defined in the Agreement).

          6. Buyer and Seller now desire to amend the Agreement as set forth herein.

                        AGREEMENT TERMS AND CONDITIONS

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, Buyer and Seller agree as follows:

          1. Real estate taxes attributable to the Property are being prorated at closing. As a result, Seller will pay through escrow at closing the installment of real estate taxes due May 10, 1999, and Buyer will receive a credit at closing for the installment of real estate taxes due November 10, 1999 and a credit for 65.75% of the estimated total installment of real estate taxes due May 10, 2000.

          2. Since the amount of the May 10, 2000 installment has not yet been determined, Buyer and Seller agree to use for closing purposes a figure equal to 110% of the May

10, 1999 full installment. Upon receipt of the tax bill for the May 10, 2000 installment, Buyer shall provide Seller with a copy thereof. If the actual tax bill exceeds the amount used for closing proration, Seller shall pay Buyer 65.75% of the difference on the later of May 1, 2000 or ten (10) days after its receipt of the copy of the tax bill. If the actual tax bill is less than the amount used for closing proration, Buyer shall pay 65.75% of the difference to Seller within ten (10) days of its receipt of the actual tax bill.

          3. Buyer and Seller agree that, to the extent Buyer receives payments from the tenants of the Property for installments of real estate taxes paid by Seller or credited to Buyer at closing, such payments shall be paid by Buyer to Seller. As to Bindley Western Industries, Inc. ("Bindley") and J.F. Molloy and Associates, Inc. ("Molloy"), such payment shall be tax payments made by such tenants to Buyer. As to Interactive Intelligence, Inc. ("Interactive") and Wang Laboratories, Inc. ("Wang"), such payments shall be that portion of excess operating expenses paid by such tenants to Buyer equal to the percentage of such portion of excess operating expenses that are attributable to increases in real estate taxes over such amounts payable in 1999. Payments received from Bindley and Molloy shall be paid to Seller within ten (10) days of receipt by Buyer. Payments received from Interactive and Wang shall be made within ten (10) days of the completion of the annual reconciliation of operating expenses for calendar years 1999 or 2000 contemplated by their respective leases. Notwithstanding the foregoing, Buyer shall have the right to pay itself current before paying such amounts to Seller.

          4.   Attached as Exhibit A hereto is a copy of a letter to Seller's
                           ---------
property manager from Molloy concerning its build out allowance. In its estoppel, Molloy has also expressed concern about carpeting in its space. In addition, Seller recognizes that certain punch list items may arise in connection with the Interactive space. Seller recognizes that the resolution of these items is Seller's responsibility, agrees to do so with reasonable diligence and will indemnify, defend and protect Buyer from all claims, demands, actions, losses or costs sustained or incurred by Buyer resulting from these items.

          5. Seller agrees to cause the transfer of the roof warranties attached as Exhibits B and C to Buyer within thirty (30) days of the date hereof
            ----------------
without expense to Buyer.

          6. Seller agrees to deliver to Buyer copies of the general contract for the construction of the Building and the as built plans for the Building and the tenant improvements within thirty (30) days of the date hereof. To the extent such documents are in the possession of Eaton & Lauth Real Estate Services, Inc. ("E&L"), Buyer agrees to direct E&L to provide such documents to Seller within ten (10) days of the date hereof.

          7. Except for those provisions which are inconsistent with this Third Amendment and those terms, covenants and conditions for which performance has heretofore been completed, all other terms, covenants and conditions of the Agreement shall remain in full force and effect. The term "Agreement" where used in the Agreement shall hereinafter refer to the Agreement, as amended by this Third Amendment.

          8. All capitalized terms used but not specifically defined in this Third Amendment shall have the meanings ascribed to such terms in the Agreement.

          9. This Third Amendment shall be binding upon and inure to the benefit of Buyer, Seller, and their respective successors and assigns.

          10. Each party hereto, and their respective successors and assigns shall be authorized to rely upon the signatures of all of the parties hereto on this Third Amendment which are delivered by facsimile as constituting a duly authorized, irrevocable, actual, current delivery of this Third Amendment with original ink signatures of each person and entity; provided, however, that each party hereto that delivers such facsimile signatures to another party hereto, covenants and agrees that it shall deliver an executed original of the same to the party(s) so receiving the previous facsimile signatures within ten (10) days after the delivery of such facsimile signatures.

          11. This Third Amendment may be executed in counterparts, each of which shall be deemed an original part and all of which together shall constitute a single agreement.

          IN WITNESS WHEREOF, Buyer and Seller have executed this Third Amendment as of the date first written above.

BUYER:                                       SELLER:

COLLEGE PARK PLAZA, LLC,                     COLLEGE PARK PLAZA
a Delaware limited liability company         ASSOCIATES, INC., an Indiana
                                             corporation

By: /s/ Lawrence K. Sullivan                 By: /s/ Scott D. Teets,
    --------------------------------             ------------------------------
        Lawrence K. Sullivan,                        Scott D. Teets, Associate
        Vice President                               General Counsel and
                                                     Assistant Secretary


                           ACKNOWLEDGMENT OF RECEIPT

          By signing below, Chicago Title Insurance Company, as Escrow Holder, acknowledges receipt of this Third Amendment.

                                        ESCROW HOLDER:

Dated:  April ____, 1999                CHICAGO TITLE INSURANCE COMPANY

                                        By: _________________________________

                                        Printed: ____________________________

                                        Title: ______________________________

                                   GUARANTY

          Bindley Western Industries, Inc. hereby guarantees the performance of Seller's obligations under paragraphs 2 and 4 of this Third Amendment. Such guaranty is primary and absolute. Buyer shall not be required to pursue its remedies against Seller in order to enforce this guaranty.

                                        BINDLEY WESTERN INDUSTRIES, INC.

                                        By: __________________________________

                                        Printed: _____________________________

                                        Title: _______________________________